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                                 CSK AUTO, INC.

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                         dated as of September 30, 1999

                    ----------------------------------------


                                  $545,740,000
                                 Credit Facility

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                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent,

                           DLJ CAPITAL FUNDING, INC.,
                              as Syndication Agent,

                                       and

                          LEHMAN COMMERCIAL PAPER INC.,
                             as Documentation Agent

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                             CHASE SECURITIES INC.,
                                       and
                           DLJ CAPITAL FUNDING, INC.,
                 as Joint Lead Arrangers and Joint Book Runners
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                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS...................................................     2
            1.1  Defined Terms...........................................     2
            1.2  Other Definitional Provisions...........................    24

SECTION 2. TERM LOANS....................................................    25
            2.1  Term Loans..............................................    25
            2.2  Repayment of Term Loans.................................    25
            2.3  Use of Proceeds.........................................    25

SECTION 3. AMOUNT AND TERMS OF REVOLVING
            CREDIT COMMITMENTS...........................................    25
            3.1  Revolving Credit Commitments............................    26
            3.2  Commitment Fee..........................................    26
            3.3  Proceeds of Revolving Credit Loans......................    27
            3.4  Swing Line Commitment...................................    27
            3.5  Issuance of Letters of Credit...........................    28
            3.6  Participating Interests.................................    29
            3.7  Procedure for Opening Letters of Credit.................    29
            3.8  Payments in Respect of Letters of Credit................    29
            3.9  Letter of Credit Fees...................................    30
            3.10  Letter of Credit Reserves..............................    30
            3.11  Further Assurances.....................................    32
            3.12  Obligations Absolute...................................    32
            3.13  Assignments............................................    32
            3.14  Participations.........................................    32

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS........................    33
            4.1  Procedure for Borrowing.................................    33
            4.2  Conversion and Continuation Options.....................    33
            4.3  Changes of Commitment Amounts...........................    34
            4.4  Optional and Mandatory Prepayments; Repayments of
                 Term Loans..............................................    35
            4.5  Interest Rates and Payment Dates........................    38
            4.6  Computation of Interest and Fees........................    39
            4.7  Certain Fees............................................    40
            4.8  Inability to Determine Interest Rate....................    40
            4.9  Pro Rata Treatment and Payments.........................    40
            4.10  Illegality.............................................    43
            4.11  Requirements of Law....................................    43
            4.12  Indemnity..............................................    46
            4.13  Repayment of Loans; Evidence of Debt...................    46
            4.14  Replacement of Lenders.................................    48

SECTION 5. REPRESENTATIONS AND WARRANTIES................................    48
            5.1  Financial Condition.....................................    48
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           5.2  No Change................................................    49
           5.3  Corporate Existence; Compliance with Law.................    49
           5.4  Corporate Power; Authorization...........................    50
           5.5  Enforceable Obligations..................................    50
           5.6  No Legal Bar.............................................    51
           5.7  No Material Litigation...................................    51
           5.8  Investment Company Act...................................    51
           5.9  Federal Regulation.......................................    52
           5.10  No Default..............................................    52
           5.11  Taxes...................................................    52
           5.12  Subsidiaries............................................    52
           5.13  Ownership of Property; Liens............................    52
           5.14  ERISA...................................................    53
           5.15  Collateral Documents....................................    54
           5.16  Copyrights, Permits, Trademarks and Licenses............    54
           5.17  Environmental Matters...................................    55
           5.18  Accuracy and Completeness of Information................    55
           5.19  Year 2000 Matters.......................................    56

SECTION 6. CONDITIONS PRECEDENT..........................................    56
           6.1  Conditions to Initial Loans and Letters of Credit........    56
           6.2  Conditions to All Loans and Letters of Credit............    59

SECTION 7. AFFIRMATIVE COVENANTS.........................................    60
           7.1  Financial Statements.....................................    60
           7.2  Certificates; Other Information..........................    61
           7.3  Payment of Obligations...................................    62
           7.4  Conduct of Business and Maintenance of Existence.........    62
           7.5  Maintenance of Property; Insurance.......................    63
           7.6  Inspection of Property; Books and Records; Discussions...    63
           7.7  Notices..................................................    63
           7.8  Environmental Laws.......................................    64
           7.9 Receipt of Stock Certificates and Subsidiary Guarantee, Subsidiary Security Agreement and Subsidiary Pledge
                Agreement or Supplements Thereto.........................    65

SECTION 8. NEGATIVE COVENANTS............................................    65
           8.1  Indebtedness.............................................    66
           8.2  Limitation on Liens......................................    67
           8.3  Limitation on Contingent Obligations.....................    69
           8.4  Prohibition of Fundamental Changes.......................    69
           8.5  Prohibition on Sale of Assets............................    70
           8.6  Limitation on Investments, Loans and Advances............    71
           8.7  Capital Expenditures.....................................    72
           8.8  Consolidated EBITDA......................................    73
           8.9  Debt to EBITDA...........................................    73
           8.10  Interest Coverage.......................................    74
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           8.11  Limitation on Dividends.................................    74
           8.12  Transactions with Affiliates............................    75
           8.13  Prepayments and Amendments of Permanent Subordinated
                 Debt....................................................    75
           8.14  Limitation on Changes in Fiscal Year....................    76
           8.15  Limitation on Lines of Business.........................    76
           8.16  Limitation on Interest Rate Agreements..................    76

SECTION 9. EVENTS OF DEFAULT.............................................    76

SECTION 10. THE ADMINISTRATIVE AGENT; THE ISSUING LENDER; OTHER AGENTS...    79
            10.1  Appointment............................................    80
            10.2  Delegation of Duties...................................    80
            10.3  Exculpatory Provisions.................................    80
            10.4  Reliance by Administrative Agent.......................    80
            10.5  Notice of Default......................................    81
            10.6  Non-Reliance on Administrative Agent, Syndication
                  Agent, Documentation Agent and Other Lenders...........    81
            10.7  Indemnification........................................    82
            10.8  The Administrative Agent, Syndication Agent and
                  Documentation Agent, Each in its Individual Capacity...    82
            10.9  Successor Agent........................................    82
            10.10  Issuing Lender as Issuer of Letters of Credit.........    83

SECTION 11. MISCELLANEOUS................................................    83
            11.1  Amendments and Waivers.................................    83
            11.2  Notices................................................    85
            11.3  No Waiver; Cumulative Remedies.........................    85
            11.4  Survival of Representations and Warranties.............    86
            11.5  Payment of Expenses and Taxes..........................    86
            11.6  Successors and Assigns; Participations and
                  Assignments............................................    87
            11.7  Adjustments; Setoff....................................    90
            11.8  Counterparts...........................................    91
            11.9  Governing Law; No Third Party Rights...................    92
            11.10  Submission to Jurisdiction; Waivers...................    92
            11.11  Releases..............................................    92
            11.12  Interest..............................................    93
            11.13  Special Indemnification...............................    93
            11.14  Permitted Payments and Transactions...................    94
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ANNEX A            Pricing Grid

SCHEDULES

Schedule I         List of Addresses for Notices; Lending Offices; Commitment
                     Amounts
Schedule 3.5(c)    Letters of Credit
Schedule 5.12      Subsidiaries
Schedule 5.13      Fee and Leased Properties
Schedule 5.15(b)   UCC Filing Offices
Schedule 5.16      Trademarks and Copyrights
Schedule 8.1(a)    Indebtedness to Remain Outstanding
Schedule 8.2       Existing Liens
Schedule 8.3(d)    Existing Contingent Obligations

EXHIBITS

EXHIBIT A          Form of Revolving Credit Note
EXHIBIT B          Form of Tranche B Note
EXHIBIT B-1        Form of Tranche B-1 Note
EXHIBIT B-2        Form of Tranche B-2 Note
EXHIBIT C          Form of Swing Line Note
EXHIBIT D          Form of Assignment and Acceptance
EXHIBIT E-1        Company Security Agreement
EXHIBIT E-2        Subsidiary Security Agreement
EXHIBIT F-1        Holdings Guarantee
EXHIBIT F-2        Subsidiary Guarantee
EXHIBIT G-1        Holdings Pledge Agreement
EXHIBIT G-2        Company Pledge Agreement
EXHIBIT G-3        Subsidiary Pledge Agreement
EXHIBIT H          Form of L/C Participation Certificate
EXHIBIT I          Form of Swing Line Loan Participation Certificate
EXHIBIT J-1        Form of Opinion of Gibson, Dunn & Crutcher LLP
EXHIBIT J-2        Form of Opinion of Bryan Cave LLP
EXHIBIT J-3        Form of Opinion of Ryan, Swanson & Cleveland PLLC, Washington
                     counsel to the Company
EXHIBIT K          Form of Subsection 4.11(d)(2) Certificate
EXHIBIT L-1        Form of Company Closing Certificate
EXHIBIT L-2        Form of Holdings Closing Certificate
EXHIBIT L-3        Form of Subsidiary Closing Certificate


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               THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of
September 30, 1999, among CSK AUTO, INC., an Arizona corporation (the "Company"), the several lenders from time to time parties hereto (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), DLJ CAPITAL FUNDING, INC., a Delaware corporation, as syndication agent for the Lenders (in such capacity, the "Syndication Agent") and LEHMAN COMMERCIAL PAPER INC., a Delaware corporation, as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H:

               WHEREAS, the Company, the several lenders from time to time parties thereto, the Administrative Agent and the Documentation Agent entered into a credit agreement, dated as of October 30, 1996 (as amended, supplemented or otherwise modified, the "1996 Credit Agreement");

               WHEREAS, the Company entered into (a) an amended and restated credit agreement, dated as of December 8, 1997, with the several lenders from time to time parties thereto, the Administrative Agent and the Documentation Agent (as amended, supplemented or otherwise modified to date, the "First Amended and Restated Credit Agreement") to refinance the loans under the 1996 Credit Agreement (the "Refinancing") and to acquire (the "Trak West Acquisition") all of the issued and outstanding capital stock of TRK Socal, Inc., a Delaware corporation ("Socal"), to which certain assets of Trak Auto Corporation, Trak Corporation d/b/a Trak Auto Corporation I and Super Trak Corporation (collectively, "Trak West") were assigned or transferred on or prior to the 1997 Closing Date (as hereinafter defined) pursuant to the Asset Purchase Agreement between the Company and Trak West dated October 6, 1997 (the Trak West Acquisition together with the Refinancing and the other transactions contemplated hereby, collectively the "1997 Transaction") and (b) a second amended and restated credit agreement, dated as of June 30, 1999, with the several lenders from time to time parties thereto, the Administrative Agent and the Documentation Agent (the "Existing Credit Agreement") to (i) acquire (the "Big Wheel Acquisition") certain assets of APSCO Products Company d/b/a Big Wheel/Rossi, a Minnesota corporation ("Big Wheel"), for a purchase price in cash of approximately $60,000,000 and the repayment of existing debt of Big Wheel in an aggregate amount of approximately $5,000,000 pursuant to the Asset Purchase Agreement between the Company and Big Wheel, dated as of May 17, 1999, and (ii) prepay (without reducing the Revolving Credit Commitments) the then outstanding Revolving Credit Loans in an approximate amount of $60,000,000 (the "Prepayment");

               WHEREAS, the Company intends to acquire (the "PAI Acquisition") all of the issued and outstanding shares of capital stock of PACCAR Automotive, Inc. (now known as Al's and Grand Auto Supply, Inc.), a Washington corporation ("PAI"), a wholly-owned subsidiary of PACCAR, Inc. (the "Seller"), for a purchase price in cash of approximately $143,200,000, pursuant to a Stock Purchase Agreement among the Company, PAI and the Seller, dated as of August 20, 1999 (as amended, supplemented or otherwise modified, the "Stock Purchase Agreement");

               WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement (the "Amendment", together with the PAI Acquisition and other transactions
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contemplated hereby and thereby, collectively, the "Transaction") as provided in this Agreement; and

               NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that on the Closing Date (as defined below) the Existing Credit Agreement shall be amended and restated in its entirety as follows:

               SECTION 1. DEFINITIONS

               1.1 Defined Terms. As used in this Agreement, the terms defined in the caption hereto shall have the meanings set forth therein, and the following terms have the following meanings:

               "Adjustment Date": as defined in the Pricing Grid.

               "Administrative Agent": Chase, in its capacity as administrative agent hereunder.

               "Affiliate": of any Person (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above or (c) in the case of a trust, its protectors or trustees, any Person who is or has been a beneficiary thereof, or any Person who is or has been able to appoint a beneficiary thereof. For purposes of this definition, control of a Person shall mean the power, direct or indirect
        (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, whether by ownership of securities, contract, proxy or otherwise, or (ii) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

               "Agents": collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent.

               "Agreement": this Third Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time.

               "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
        (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate"
        shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported
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        as being in effect on such day (or, if such day shall not be a Business
        Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (together with any successor, the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

               "Alternate Base Rate Lending Office": as to each Lender, the office of such Lender located within the United States which shall be making or maintaining Alternate Base Rate Loans.

               "Alternate Base Rate Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

               "Amendment": as defined in the recitals hereto.

               "Applicable Margin": (a) From the Closing Date until (and excluding) the Delivery Date, the Applicable Margins for the Tranche B Term Loans, Tranche B-1 Term Loans and Revolving Credit Loans (including the Swing Line Loans) shall be adjusted based upon the Company's Leverage Ratio as set forth in the Pricing Grid, which Leverage Ratio shall be determined from the Company's financial statements for the latest quarterly period delivered to the Administrative Agent and the Lenders, provided, that from the Closing Date until (and excluding) the Delivery Date, the Applicable Margins shall in no event be less than the following: (i) 0.75% for Revolving Credit Loans (including Swing Line Loans) which are Alternate Base Rate Loans and 1.75% for Revolving Credit Loans which are Eurodollar Loans; and (ii) 1.00% for the Tranche B Term Loans and Tranche B-1 Term Loans which are Alternate Base Rate Loans and 2.00% for the Tranche B Term Loans and Tranche B-1 Term Loans which are Eurodollar Loans. On the Delivery Date and on each Adjustment Date thereafter, the Applicable Margins for the Revolving Credit Loans (including the Swing Line Loans) and the Tranche B Term Loans and the Tranche B-1 Term Loans shall be adjusted based upon the Company's Leverage Ratio as set forth in the Pricing Grid.
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               (b) From the Closing Date until (and excluding) the Tranche B-2
        Delivery Date, the Applicable Margin for the Tranche B-2 Term Loans shall be based upon the Company's Leverage Ratio as set forth in the Pricing Grid, which Leverage Ratio shall be determined on the Closing Date based on the Company's financial statements for the latest quarterly period immediately prior to the Closing Date which are delivered to the Administrative Agent under the Existing Credit Agreement and adjusted to give effect on a pro forma basis to the PAI Acquisition. On the Tranche B-2 Delivery Date and on each Adjustment Date thereafter, the Applicable Margin for the Tranche B-2 Term Loans shall be adjusted based on the Company's Leverage Ratio as set forth in the Pricing Grid.

               "Asset Sale": any sale, sale-leaseback, or other disposition by the Company or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary of the Company that is restricted by subsection 8.5 hereof, other than sales and dispositions permitted by subsections 8.5(a), (b), (c), (e), (f) and (g).

               "Assignee":  as defined in subsection 11.6(c).

               "Assignment and Acceptance": an assignment and acceptance substantially in the form of Exhibit D.

               "Available Revolving Credit Commitment": as to any Lender, at a particular time, an amount equal to (a) the amount of such Lender's Revolving Credit Commitment at such time, less (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender pursuant to subsection 3.1, (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating the Revolving Credit Commitments pursuant to subsection
        3.2 the amount referred to in this clause (ii) shall be zero, (iii) such Lender's L/C Participating Interest in the aggregate amount available to be drawn at such time under all outstanding Letters of Credit issued by the Issuing Lender and (iv) such Lender's Revolving Credit Commitment Percentage of the aggregate outstanding amount of L/C Obligations; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

               "Base Amount": as defined in subsection 8.7(d).

               "benefitted Lender": as defined in subsection 11.7.

               "Big Wheel": as defined in the recitals hereto.

               "Big Wheel Acquisition":  as defined in the recitals hereto.

               "Board":  as defined in the definition of "Alternate Base Rate".

               "Borrowing Date": any Business Day specified in a notice pursuant to (a) subsection 3.4 or 4.1 as a date on which the Company requests the Swing Line Lender or the Lenders to make Loans hereunder or (b) subsection 3.5 as a date on which the Company requests the Issuing Lender to issue a Letter of Credit hereunder.
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               "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

               "Capital Expenditures": for any period, all amounts which would, in accordance with GAAP, be set forth as capital expenditures (exclusive of any amount attributable to capitalized interest) on the consolidated statement of cash flows or other similar statement of the Company and its Subsidiaries for such period and shall in any event include expenditures to acquire all or a portion of the Capital Stock or assets of any Person (exclusive of expenditures for the acquisition of cash) but shall exclude any expenditures made with the proceeds of condemnation or eminent domain proceedings affecting real property or with insurance proceeds; provided that any Capital Expenditures financed with the proceeds of any Indebtedness permitted hereunder (other than Indebtedness incurred hereunder) shall be deemed to be a Capital Expenditure only in the period in which, and by the amount which, any principal of such Indebtedness is repaid.

               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

               "Carmel Trust": the Carmel Trust, a trust governed by the laws of Canada.

               "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $300,000,000, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
        (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above, and (d) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

               "C/D Assessment Rate": for any day the net annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of the Administrative Agent in the United States.

               "C/D Reserve Percentage": for any day as applied to any Base CD Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.
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               "Change in Law": with respect to any Lender, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Lender, in each case after the Closing Date.

               "Change of Control": shall be considered to have occurred if
        (a)(1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), whether acting singly or in concert with one or more "person" or "group", other than the Initial Shareholders or any Person acting in the capacity of an underwriter, shall, directly or indirectly, have acquired, or acquire the power to vote or direct the voting of, 30% or more on a fully diluted basis, of the outstanding Capital Stock of Holdings or (2) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of Holdings together with any new members of such board of directors whose elections by such board of directors or whose nomination for election by the stockholders of Holdings was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved shall cease for any reason to constitute a majority of the directors of Holdings then in office, or (b) Holdings shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding Capital Stock of the Company, free and clear of all Liens, other than Liens in favor of the Administrative Agent and the Lenders pursuant to the Credit Documents.

               "Chase": The Chase Manhattan Bank, a New York banking corporation, and its successors.

               "Class": (a) as to any Loan, its designation as a Tranche B Term Loan, Tranche B-1 Term Loan, Tranche B-2 Term Loan or Revolving Credit Loan and (b) as to any Commitment, its designation as a Tranche B Term Loan Commitment, Tranche B-1 Term Loan Commitment, Tranche B-2 Term Loan Commitment or Revolving Credit Commitment.

               "Closing Date": the date (which shall be on or prior to November 15, 1999) on which the Lenders make their initial Loans herein.

               "Code": the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral": all assets of the Credit Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

               "Commercial L/C": a commercial documentary Letter of Credit under which the Issuing Lender agrees to make payments in Dollars for the account of the Company, on behalf of the Company or a Subsidiary thereof, in respect of obligations of the Company or such Subsidiary in connection with the purchase of goods or services in the ordinary course of business.

               "Commitment": as to any Lender at any time, such Lender's Swing Line Commitment, Tranche B Term Loan Commitment, Tranche B-1 Term Loan Commitment,

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        Tranche B-2 Term Loan Commitment and Revolving Credit Commitment;
        collectively, as to all the Lenders, the "Commitments".

               "Commitment Fee Rate":  as specified on the Pricing Grid.

               "Commitment Percentage": as to any Lender at any time, its Tranche B Term Loan Commitment Percentage, Tranche B-1 Term Loan Commitment Percentage, Tranche B-2 Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, as the context may require.

               "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

               "Company":  CSK Auto, Inc., an Arizona corporation.

               "Company Pledge Agreement": the Company Pledge Agreement, dated as of June 22, 1999 made by the Company in favor of the Administrative Agent for the ratable benefit of the Lenders, a copy of which is attached hereto as Exhibit G-2, as the same may be amended, modified or supplemented from time to time.

               "Company Security Agreement": the Company Security Agreement, dated as of October 30, 1996, made by the Company in favor of the Administrative Agent for the ratable benefit of the Lenders, a copy of which is attached hereto as Exhibit E-1, as the same may be amended, modified or supplemented from time to time.

               "Consolidated Current Assets": at a particular date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Company and its Subsidiaries as at such date.

               "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries as at such date, excluding the current portion of long-term debt and the entire outstanding principal amount of the Revolving Credit Loans.

               "Consolidated EBITDA": for any period, the Consolidated Net Income of the Company and its Subsidiaries for such period, plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of
        (a) total income tax expense (including any tax benefit or expense related to the dividend on any preferred stock), (b) interest expense, amortization or writeoff of debt discount, debt issuance, warrant and other equity (including any preferred stock) issuance costs and commissions, discounts, redemption premium and other fees and charges associated with the Loans (including commitment fees and other periodic bank charges), Standby L/Cs, the Permanent Subordinated Debt or with the acquisition or repayment of any debt securities of the Company permitted hereunder, and net costs associated with Interest Rate Agreements to which the Company is a party in respect of the Loans, (c) costs of surety bonds, (d) depreciation and amortization expense, (e) amortization of inventory write-up under APB 16, amortization of intangibles (including, but not limited to, goodwill and costs

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        of interest-rate caps, leasehold interests and the cost of non-competition agreements) and organization costs, (f) non-cash amortization of Financing Leases, (g) franchise taxes, (h) all cash dividend payments, (i) any fees and expenses incurred in connection with the June 30, 1999 Transaction and the Transaction, (j) any other write-downs, write-offs, minority interests and other non-cash charges in determining such Consolidated Net Income for such period and (k) all extraordinary losses in determining such Consolidated Net Income for such period, and minus, without duplication and to the extent reflected as a credit in the statement of such Consolidated Net Income for such period, the sum of (A) extraordinary gains, (B) non-cash income and (C) non-cash gains; provided that: (i) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded and (ii) the impact of foreign currency translations shall be excluded.

               "Consolidated Funded Indebtedness": at a particular date, all Indebtedness (other than Indebtedness described in clauses (b), (c) or (d) (but only to the extent such Indebtedness consists of leases entered into in connection with the Real Estate Financing Agreement which on the Closing Date would be classified as off-balance sheet operating leases but which, due to a change in Securities and Exchange Commission regulations, accounting requirements or the opinion of the Company's auditors, are included as on-balance sheet indebtedness) of the definition of "Indebtedness" included in this subsection 1.1) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP at such date.

               "Consolidated Net Income": for any period, net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that: (i) the net income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a wholly-owned Subsidiary, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iii) net income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is prohibited or not permitted at the date of determination.

               "Consolidated Senior Funded Indebtedness": the Consolidated Funded Indebtedness minus the Permanent Subordinated Debt and other subordinated Indebtedness permitted pursuant to subsection 8.1(d).

               "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make

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        payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Company in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Company in good faith.

               "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

               "Credit Documents": the collective reference to this Agreement, the Notes, the Pledge Agreements, the Security Agreements and the Guarantees.

               "Credit Parties": the collective reference to Holdings, the Company and each Subsidiary of the Company from time to time party to a Guarantee.

               "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

               "Delivery Date": the date on which the Company shall have delivered to the Administrative Agent and the Lenders its quarterly financial statements for the fiscal quarter ending October 31, 1999.

               "DLJ":  DLJ Capital Funding, Inc., a Delaware corporation.

               "Documentation Agent": Lehman, in its capacity as documentation agent hereunder.

               "Dollars" and "$": dollars in lawful currency of the United States of America.

               "Domestic Subsidiary": any Subsidiary of the Company other than a Foreign Subsidiary.

               "Environmental Laws": any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority or requirements of law (including court-ordered requirements of common law) regulating or imposing liability or standards of conduct concerning, environmental or public health protection matters, including, without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

               "Environmental Reports": the Phase 1 environmental assessments covering certain owned and leased real properties of the Company and its Subsidiaries made available by the Company to the Administrative Agent prior to the date of the 1996 Credit Agreement.

                                                                  EXECUTION COPY


               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Eurocurrency Reserve Requirements": as defined in the definition of Eurodollar Rate.

               "Eurodollar Lending Office": as to any Lender the office of such Lender which shall be making or maintaining Eurodollar Loans.

               "Eurodollar Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon a Eurodollar Rate.

               "Eurodollar Rate": with respect to each day during any Interest Period for any Eurodollar Loan, the rate per annum equal to the quotient of (a) the average (rounded upwards to the nearest whole multiple of one sixteenth of one percent) of the respective rates notified to the Administrative Agent by the Reference Lender as the rate at which each of their Eurodollar Lending Offices is offered Dollar deposits two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 A.M., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of such Reference Lender to be outstanding during such Interest Period, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System (such rates of reserve requirements being referred to herein as "Eurocurrency Reserve Requirements") (such Eurodollar Rate to be rounded upwards, if necessary, to the next higher 1/100 of one percent).

               "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

               "Excess Cash Flow": at the end of any fiscal year of the Company ending on or after January 31, 2000, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for the period from February 1, 1998 to the end of such fiscal year and (ii) extraordinary cash gains with respect to such period over (b) the sum, without duplication, of
        (i) the aggregate amount actually paid by the Company and its Subsidiaries in cash since February 1, 1998 on account of capital expenditures (other than capital expenditures made with the proceeds of eminent domain or condemnation proceedings to the extent such proceeds are not included in the determination of Consolidated EBITDA for such period), (ii) the aggregate amount of payments of principal in respect of any Indebtedness since February 1, 1998 (other than any such payments of principal pursuant to subsections 4.4(b)(i), (ii), (iii) and (iv) or any such payment of principal in respect of any revolving credit facility to the extent that there is not an equivalent reduction in such facility), (iii)

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        increases in working capital (calculated as Consolidated Current Assets at the end of such period minus Consolidated Current Liabilities as at the end of such period) of the Company and its Subsidiaries since February 1, 1998 (excluding any increase in cash or Cash Equivalents above an increase deemed in good faith by the Company to be necessary or desirable for the operation of the business of the Company and its Subsidiaries), (iv) cash interest expense (including fees paid in connection with Letters of Credit, surety bonds, commitment fees and other periodic bank charges) of the Company since February 1, 1998, (v) the amount of dividends actually paid in cash by the Company to Holdings to the extent not deducted from revenues in determining Consolidated Net Income of the Company and its Subsidiaries for such period, by subsections 8.11(c)(i) and (ii), (vi) the amount of taxes actually paid in cash by the Company and its Subsidiaries since February 1, 1998 either during such period or within a normal payment period thereof,
        (vii) the amount of cash actually paid to repurchase Capital Stock of Holdings pursuant to subsection 8.11(c)(iii) since February 1, 1998,
        (viii) extraordinary cash losses with respect to such period, (ix) any fees and expenses incurred in connection with the June 30, 1999 Transaction and the Transaction and (x) to the extent added to Consolidated Net Income of the Company and its Subsidiaries in calculating Consolidated EBITDA for such period, the net cost of Interest Rate Agreements, franchise taxes and management fees during such period.

               "Existing Credit Agreement":  as defined in the recitals hereto.

               "Fee Property":  as defined in subsection 5.13.

               "Financing Lease": (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the Company and its consolidated Subsidiaries and (b) any other such lease to the extent that the then present value of any rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

               "First Amended and Restated Credit Agreement": as defined in the recitals hereto.

               "Foreign Subsidiary": any Subsidiary of the Company which is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

               "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

               "Governmental Authority": any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guarantees": the collective reference to the Holdings Guarantee, the Subsidiary Guaranty and any other guarantee which may from time to time be executed and delivered by a Subsidiary of the Company pursuant to subsection 8.6(b).

               "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous pesticides, hazardous or toxic substances, defined, listed, classified or regulated as such in or under any Environmental Law, including, without limitation, asbestos, petroleum, any other

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        petroleum products (including gasoline, crude oil or any fraction thereof) polychlorinated biphenyls and urea-formaldehyde insulation.

               "Holdings":  CSK Auto Corporation, a Delaware corporation.

               "Holdings Guarantee": the Holdings Guarantee, dated as of October 30, 1996, made by Holdings in favor of the Administrative Agent for the ratable benefit of the Lenders, a copy of which is attached hereto as Exhibit F-1, as the same may be amended, modified or supplemented from time to time.

               "Holdings Pledge Agreement": the Holdings Pledge Agreement, dated as of October 30, 1996, made by Holdings in favor of the Administrative Agent for the ratable benefit of the Lenders, a copy of which is attached hereto as Exhibit G-1, as the same may be amended, modified or supplemented from time to time.

               "Indebtedness": of a Person, at a particular date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the undrawn face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and unpaid reimbursement obligations with respect thereto, (c) all liabilities (other than Lease Obligations) secured by any Lien on any property owned by such Person, even though such Person has not assumed or become liable for the payment thereof, (d) Financing Leases and (e) all indebtedness of such Person arising under acceptance facilities; but excluding (i) trade and other accounts payable and accrued expenses payable in the ordinary course of business, (ii) letters of credit supporting the purchase of goods in the ordinary course of business and expiring no more than six months from the date of issuance and (iii) obligations in respect of Interest Rate Agreements.

               "indemnified liabilities":  as defined in subsection 11.5.

               "Initial Shareholders": (a) INVESTCORP S.A. and its Affiliates (provided that for purposes of clauses (a) and (b) of this definition only, the reference to 25% in the definition of Affiliate contained in this subsection 1.1 shall be deemed to be 51%) and Subsidiaries (collectively, the "Investcorp Shareholders") and (b) the Carmel Trust and its beneficiaries and their respective immediate family members, heirs, estate, administrators and executors and trusts benefitting them and Affiliates thereof.

               "Insolvency": with respect to a Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

               "Installment Payment Date":  as defined in subsection 4.4(c).

               "Interest Coverage Ratio": on the last day of any fiscal quarter of the Company, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters ending on such day to (b) cash interest expense (excluding fees payable on account of Letters of Credit and, to the extent included in interest expense in accordance with GAAP, net costs associated with Interest Rate Agreements to which the Company is party in respect of the Loans, amortization of debt discount (including discount of liabilities and reserves established under APB 16), costs of debt issuance and interest expense on customer deposits) for the period

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        described in clause (a) above net of interest income, in each case for or during such period on a consolidated basis for the Company and its Subsidiaries.

               "Interest Payment Date": (a) as to Alternate Base Rate Loans, the last day of each March, June, September and December, commencing on the first such day to occur after any Alternate Base Rate Loans are made or any Eurodollar Loans are converted to Alternate Base Rate Loans, (b) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two or three months, the last day of such Interest Period and (c) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period longer than three months, on each successive date three months after the first day of such Interest Period.

               "Interest Period":  with respect to any Eurodollar Loan:

                      (a) initially, the period commencing on, as the case may
               be, the Borrowing Date or conversion date with respect to such Eurodollar Loan and ending one, two, three, six or, if and when available to all the relevant Lenders, nine or twelve months thereafter as selected by the Company in its notice of borrowing as provided in subsection 4.1 or its notice of conversion as provided in subsection 4.2; and

                      (b) thereafter, each period commencing on the last day of
               the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or, if and when available to all the relevant Lenders, nine or twelve months thereafter as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan;

        provided that the foregoing provisions relating to Interest Periods are subject to the following:

                      (A) if any Interest Period would otherwise end on a day
               which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                      (B) any Interest Period that would otherwise extend beyond
               (i) in the case of an Interest Period for a Term Loan, the final Installment Payment Date for such Term Loan shall end on such Installment Payment Date or, if such Installment Payment Date shall not be a Business Day, on the next preceding Business Day and (ii) in the case of any Interest Period for a Revolving Credit Loan, the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, or if the Revolving Credit Termination Date shall not be a Business Day, on the next preceding Business Day;

                      (C) if the Company shall fail to give notice as provided
               above in clause (b), it shall be deemed to have selected a conversion of a Eurodollar Loan into an

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               Alternate Base Rate Loan (which conversion shall occur
               automatically and without need for compliance with the conditions for conversion set forth in subsection 4.2);

                      (D) any Interest Period that begins on the last day of a
               calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                      (E) the Company shall select Interest Periods so as not to require a prepayment (to the extent practicable) or a scheduled payment of a Eurodollar Loan during an Interest Period for such Eurodollar Loan.

               "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency hedge agreement or other similar agreement or arrangement; provided that the amount of any such Interest Rate Agreement for purposes of subsection 9(e) shall be based on calculation of payments for early termination in a reasonable manner in accordance with customary industry practices.

               "Inventory": as defined in the Uniform Commercial Code as in effect in the State of New York; and, with respect to the Company and its Subsidiaries, all such Inventory of the Company or such Subsidiary including, without limitation, all finished goods, wares and merchandise, finished or unfinished parts, components, assemblies held for sale to third party customers by the Company or such Subsidiary.

               "Investcorp Shareholders": as defined in the definition of "Initial Shareholders."

               "Investors": Investcorp Investment Equity Limited and certain of its Affiliates and other international investors and the Carmel Trust and its Affiliates.

               "Issuing Lender": Chase and any of its Affiliates, including Chase Bank Delaware or Wells Fargo Bank, N.A., at the discretion of the Company, as issuers of the Letters of Credit.

               "June 30, 1999 Transaction": collectively, the amendment and restatement of the First Amended and Restated Credit Agreement, the Prepayment, the Big Wheel Acquisition and other transactions contemplated thereby.

               "L/C Application": as defined in subsection 3.5(a).

               "L/C Obligations": the obligations of the Company to reimburse the Issuing Lender for any payments made by the Issuing Lender under any Letter of Credit that have not been reimbursed by the Company pursuant to subsection 3.8(a).

               "L/C Participating Interest": an undivided participating interest (equal to such Lender's Revolving Credit Commitment Percentage) in the face amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto.

               "L/C Participation Certificate": the certificate in substantially the form of Exhibit H.

                                                                  EXECUTION COPY

            "Lead Arrangers": collectively, Chase Securities Inc. and DLJ, as joint lead arrangers and joint book runners.

            "Lease Obligations": of the Company and its Subsidiaries, as of the date of any determination thereof, the rental commitments of the Company and its Subsidiaries determined on a consolidated basis, if any, under leases for real and/or personal property (net of rental commitments from sub-leases thereof), excluding however, obligations under Financing Leases.

            "Leased Property": as defined in subsection 5.13.

            "Lehman": Lehman Commercial Paper Inc., a Delaware corporation.

            "Letters of Credit": the collective reference to the Commercial L/Cs and the Standby L/Cs; individually, a "Letter of Credit".

            "Leverage Ratio":  as defined in subsection 8.9(a).

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing except for the filing of financing statements in connection with Lease Obligations incurred by the Company or its Subsidiaries to the extent that such financing statements relate to the property subject to such Lease Obligations).

            "Loans": the collective reference to the Swing Line Loans, the Term Loans and the Revolving Credit Loans; individually, a "Loan".

            "Maturity Date":  October 31, 2003.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Proceeds": the aggregate cash proceeds received by Holdings, the Company or any Subsidiary of the Company in respect of:

                  (a) (i) any issuance or borrowing of any debt securities or loans by the Company or any Subsidiary other than debt or loans permitted to be incurred or borrowed pursuant to subsection 8.1 or
            (ii) any issuance of Capital Stock.

                  (b) any Asset Sale, excluding (i) any net proceeds
            received upon any condemnation or exercise of rights of eminent domain to the extent the same shall be deemed not to constitute Net Proceeds pursuant to the proviso to subsection 8.5(d) and (ii) any proceeds of insurance received upon any casualty or loss;

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                  (c) any cash received in respect of substantially like-kind exchanges of property to the extent provided in the proviso to subsection 8.5(e); and

                  (d) any cash payments received in respect of promissory notes delivered to the Company or such Subsidiary in respect of an Asset Sale;

      in each case net of (without duplication) (A) the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of the Company or a Subsidiary of the Company that are collateral for any such debt securities or loans that are sold or otherwise disposed of in connection with such Asset Sale, (B) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (C) any taxes reasonably attributable to such sale and reasonably estimated by the Company or such Subsidiary to be actually payable.

            "1996 Credit Agreement":  as defined in the recitals hereto.

            "1997 Closing Date": the date on which the Lenders made their initial Loans under the First Amended and Restated Credit Agreement.

            "1997 Transaction":  as defined in the recitals hereto.

            "Non-Funding Lender":  as defined in subsection 4.9(c).

            "Notes": the collective reference to the Swing Line Note, the Revolving Credit Notes and the Term Loan Notes; each of the Notes, a "Note".

            "PAI":  as defined in the recitals hereto.

            "PAI Acquisition":  as defined in the recitals hereto.

            "Participants":  as defined in subsection 11.6(b).

            "Participating Lender": any Lender (other than the Issuing Lender) with respect to its L/C Participating Interest in each Letter of Credit.

            "Payment Sharing Notice": a written notice from the Company or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from or on behalf of the Company in accordance with the provisions of subsection 4.9.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

            "Permanent Subordinated Debt": (a) the Indebtedness under the Permanent Subordinated Notes and (b) unsecured notes or debentures of the Company, subordinated to the prior payment of the Loans and the other obligations under the Credit Documents, that may be issued by the Company in order to refinance the Permanent Subordinated Debt,

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      provided that (i) the maturity date, the interest rate, the scheduled amortization, the final maturity and the subordination provisions shall be at least as favorable to the Company and the Lenders as such refinanced Permanent Subordinated Debt and the other terms and conditions thereof (including, without limitation, the covenant and event of default provisions thereof but excluding any call protection provisions) taken as a whole shall be at least as favorable to the Company and the Lenders as such refinanced Permanent Subordinated Debt, (ii) no covenant contained in this Agreement or any of the other Credit Documents would be violated on the proposed issuance date after giving effect to (A) the issuance of such notes or debentures, (B) the payment of all issuance costs, commissions, discounts, redemption premiums and other fees and charges associated therewith, (C) the use of proceeds thereof and (D) the redemption, repayment, retirement and repurchase of all Indebtedness of the Company and its Subsidiaries to be redeemed, repaid or repurchased in connection therewith and (iii) substantially final drafts of the documentation governing any such notes or debentures, showing the terms thereof, shall have been furnished to the Lenders at least 10 days prior to the date of issuance of such notes or debentures.

            "Permanent Subordinated Note Indenture": the Indenture, dated as of October 30, 1996, between the Company and The Bank of New York (as successor to Wells Fargo, N.A.), as trustee.

            "Permanent Subordinated Notes": the 11% senior subordinated notes due 2006 issued by the Company pursuant to the Permanent Subordinated Note Indenture.

            "Permitted Liens":  Liens permitted to exist under subsection
      8.2.

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at any particular time, any employee benefit plan as defined in Section 3(3) of ERISA and not excluded by Section 4(b) of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pledge Agreements": the collective reference to the Holdings Pledge Agreement, the Company Pledge Agreement, the Subsidiary Pledge Agreement and any pledge agreement previously executed and delivered to the Administrative Agent and from time to time executed and delivered by any Subsidiary of the Company providing for the pledge of the Capital Stock of any Subsidiary pursuant to subsection 8.6(b).

            "Prepayment":  as defined in the recitals hereto.

            "Pricing Grid": the pricing grid attached hereto as Annex A.

            "Pro Forma Balance Sheet":  as defined in subsection 5.1(c).

                                                                  EXECUTION COPY

            "Real Estate Financing Agreement": the arrangement which became effective on or about February 1, 1998, between Franchise Finance Corporation of America and the Company, or any other substantially similar arrangement.

            "Reference Lender":  Chase.

            "Refinancing":  as defined in the recitals hereto.

            "Refunded Swing Line Loans":  as defined in subsection 3.4(b).

            "Register":  as defined in subsection 11.6(d).

            "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as from time to time in effect.

            "Reorganization": with respect to a Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(b) of ERISA other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

            "Required Lenders": at a particular time, the holders of at least 51% of the sum of (i) the aggregate unpaid principal amount of the Term Loans, if any, and (ii) the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans, and participations in Swing Line Loans, the aggregate amount available to be drawn at such time under all outstanding Letters of Credit and L/C Obligations. The Term Loans and the Revolving Credit Commitments of any Non-Funding Lender shall be disregarded in determining Required Lenders at any time.

            "Requirement of Law": as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, order, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property, or to which such Person or any of its property is subject.

            "Responsible Officer": with respect to any Person, the president, chief executive officer, the chief operating officer, the chief financial officer, treasurer, controller or any vice president of such Person.

            "Revolving Credit Commitment": as to any Lender, its obligations to make Revolving Credit Loans to the Company pursuant to subsection 3.1, and to purchase its L/C Participating Interest in any Letter of Credit, in an aggregate amount not to exceed the amount set forth under such Lender's name in Schedule I opposite the caption "Revolving Credit Commitment" or in Schedule 1 to the Assignment and Acceptance by which such Lender acquired its Revolving Credit Commitment, as the same may be reduced from time to time pursuant to subsection 4.3 or 4.4(b) or adjusted pursuant to subsection 11.6(c);

                                                                  EXECUTION COPY

      collectively, as to all the Lenders, the "Revolving Credit Commitments". The original aggregate principal amount of the Revolving Credit Commitments is $125,000,000.

            "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit
      Commitments then constituted by such Lender's Revolving Credit
      Commitment.

            "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date.

            "Revolving Credit Lender":  as defined in subsection 10.10.

            "Revolving Credit Loan" and "Revolving Credit Loans": as defined in subsection 3.1(a).

            "Revolving Credit Note":  as defined in subsection 4.13(e).

            "Revolving Credit Termination Date": the earlier of (a) October 31, 2001 and (b) such other date as the Revolving Credit Commitments shall terminate hereunder.

            "Section 4.4 Lenders": at a particular time, the holders of (a) at least 51% of the aggregate unpaid principal amount of the Term Loans, if any, and (b) at least 51% of the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans, and participations in Swing Line Loans and the aggregate amount available to be drawn at such time under all outstanding Letters of Credit. The Term Loans and the Revolving Credit Commitments of any Non-Funding Lender shall be disregarded in determining Section 4.4 Lenders at any time.

            "Security Agreements": the collective reference to the Company Security Agreement, the Subsidiary Security Agreement and any other security agreement previously executed and delivered to the Administrative Agent and which may from time to time be executed and delivered by a Subsidiary of the Company pursuant to subsection 8.6(b).

            "Security Documents": the collective reference to the Pledge Agreements and the Security Agreements.

            "Seller":  as defined in the recitals hereto.

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA and which is not a Multiemployer Plan.

            "Socal":  as defined in the recitals hereto.

            "Standby L/C": an irrevocable letter of credit under which the Issuing Lender agrees to make payments in Dollars for the account of the Company, on behalf of the Company or any Subsidiary thereof in respect of obligations of the Company or such Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters

                                                                  EXECUTION COPY

      relating to contracts to which the Company or such Subsidiary is or proposes to become a party in the ordinary course of the Company's or such Subsidiary's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or for any other purpose for which a standby letter of credit might customarily be issued.

            "Stock Purchase Agreement": as defined in the recitals hereto.

            "Subsection 4.11(d)(2) Certificate":  as defined in subsection
      4.11(d).

            "Subsidiary": as to any Person, any corporation of which shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. (A Subsidiary shall be deemed wholly-owned by a Person who owns all of the voting shares of stock of such Subsidiary having voting power under ordinary circumstances to vote for directors, except for directors' qualifying shares.) Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

            "Subsidiary Guarantee": the Subsidiary Guarantee, dated as of September 30, 1999, made by each Domestic Subsidiary of the Company in favor of the Administrative Agent for the ratable benefit of the Lenders, a copy of which is attached hereto as Exhibit F-2, as the same may be amended, modified or supplemented from time to time.

            "Subsidiary Pledge Agreement": the Subsidiary Pledge Agreement to be made by each Domestic Subsidiary of the Company in favor of the Administrative Agent for the ratable benefit of the Lenders, a copy of which is attached hereto as Exhibit G-3, as the same may be amended, modified or supplemented from time to time.

            "Subsidiary Security Agreement": the Subsidiary Security Agreement, dated as of September 30, 1999, made by each Domestic Subsidiary of the Company in favor of the Administrative Agent for the ratable benefit of the Lenders, a copy of which is attached hereto as Exhibit E-2, as the same may be amended, modified or supplemented from time to time.

            "Supermajority Lenders": at a particular time, the holders of at least 66-2/3% of the sum of (i) the aggregate unpaid principal amount of the Term Loans, if any, and (ii) the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans, and participations in Swing Line Loans and the aggregate amount available to be drawn at such time under all outstanding Letters of Credit. The Term Loans and the Revolving Credit Commitments of any Non-Funding Lender shall be disregarded in determining Supermajority Lenders at any time.

            "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 3.4.

                                                                  EXECUTION COPY

            "Swing Line Lender": Chase in its capacity as lender of the Swing Line Loans.

            "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit I.

            "Swing Line Loans":  as defined in subsection 3.4(a).

            "Swing Line Note":  as defined in subsection 4.13(e).

            "Syndication Agent": DLJ, in its capacity as syndication agent hereunder.

            "Term Loan Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Term Loan Commitments then constituted by such Lender's Term Loan Commitment.

            "Term Loan Commitments": the collective reference to Tranche B Term Loan Commitments, the Tranche B-1 Term Loan Commitments and the Tranche B-2 Term Loan Commitments.

            "Term Loan Note":  as defined in subsection 4.13(e).

            "Term Loans":  as defined in subsection 2.1.

            "Tranche B-2 Delivery Date": the date on which the Company shall have delivered to the Administrative Agent and the Lenders its first quarterly financial statements after the six-month anniversary of the Closing Date.

            "Tranche B Lender": at any time, any Lender with a Tranche B Term Loan Commitment or a Tranche B Term Loan.

            "Tranche B-1 Lender": at any time, any Lender with a Tranche B-1 Term Loan Commitment or a Tranche B-1 Term Loan.

            "Tranche B-2 Lender": at any time, any Lender with a Tranche B-2 Term Loan Commitment or a Tranche B-2 Term Loan.

            "Tranche B Note":  as defined in subsection 4.13(e)

            "Tranche B-1 Note":  as defined in subsection 4.13(e)

            "Tranche B-2 Note":  as defined in subsection 4.13(e).

            "Tranche B Term Loan Commitment": as to any Tranche B Lender, the aggregate principal amount of Tranche B Term Loans outstanding on the Closing Date as set forth under such Lender's name in Schedule I opposite the caption "Tranche B Term Loan" or in Schedule 1 to the Assignment and Acceptance pursuant to which a Tranche B Lender acquires its Tranche B Term Loan Commitment, as the same may be adjusted pursuant to subsection 11.6(c); collectively, as to all the Tranche B Lenders, the "Tranche B Term Loan

                                                                  EXECUTION COPY

      Commitments". The aggregate principal amount outstanding of the Tranche B Term Loan Commitments on the Closing Date is $145,740,000.

            "Tranche B-1 Term Loan Commitment": as to any Tranche B-1 Lender, the aggregate principal amount of Tranche B-1 Term Loans outstanding on the Closing Date as set forth under such Lender's name in Schedule I opposite the caption "Tranche B-1 Term Loan" or in Schedule 1 to the Assignment and Acceptance pursuant to which a Tranche B-1 Lender acquires its Tranche B-1 Term Loan Commitment, as the same may be adjusted pursuant to subsection 11.6(c); collectively, as to all the Tranche B-1 Lenders, the "Tranche B-1 Term Loan Commitments". The aggregate principal amount outstanding of the Tranche B-1 Term Loan Commitments on the Closing Date is $125,000,000.

            "Tranche B-2 Term Loan Commitment": as to any Tranche B-2 Lender, its obligation to make a Tranche B-2 Term Loan to the Company pursuant to subsection 2.1 in an aggregate amount not to exceed the amount set forth under such Tranche B-2 Lender's name in Schedule I opposite the caption "Tranche B-2 Term Loan Commitment" or in Schedule 1 to the Assignment and Acceptance pursuant to which a Tranche B-2 Lender acquires its Tranche B-2 Term Loan Commitment, as the same may be adjusted pursuant to subsection 11.6(c); collectively, as to all the Tranche B-2 Lenders, the "Tranche B-2 Term Loan Commitments". The original aggregate principal amount of the Tranche B-2 Term Loan Commitments is $150,000,000.

            "Tranche B Term Loan Commitment Percentage": as to any Tranche B Lender at any time, the percentage of the aggregate Tranche B Term Loan Commitments then constituted by such Lender's Tranche B Term Loan Commitment.

            "Tranche B-1 Term Loan Commitment Percentage": as to any Tranche B-1 Lender at any time, the percentage of the aggregate Tranche B-1 Term Loan Commitments then constituted by such Lender's Tranche B-1 Term Loan Commitment.

            "Tranche B-2 Term Loan Commitment Percentage": as to any Tranche B-2 Lender at any time, the percentage of the aggregate Tranche B-2 Term Loan Commitments then constituted by such Lender's Tranche B-2 Term Loan Commitment.

            "Tranche B Term Loans": as defined in subsection 2.1.

            "Tranche B-1 Term Loans": as defined in subsection 2.1.

            "Tranche B-2 Term Loans":  as defined in subsection 2.1.

            "Trak West":  as defined in the recitals hereto.

            "Trak West Acquisition":  as defined in the recitals hereto.

            "Transaction":  as defined in the recitals hereto.

            "Transferee":  as defined in subsection 11.6(f).

                                                                  EXECUTION COPY

            "Type": as to any Loan, its nature as an Alternate Base Rate Loan or Eurodollar Loan.

            "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments thereof.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Credit Document or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in the Notes, any other Credit Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with generally accepted accounting principles in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Administrative Agent pursuant to subsection 7.1. If at any time the computations for determining compliance with financial covenants or provisions relating thereto utilize generally accepted accounting principles different than those then being utilized in the financial statements then being delivered to the Administrative Agent, such financial statements shall be accompanied by a reconciliation statement with respect to such computations.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.


            SECTION 2.  TERM LOANS

            2.1 Term Loans. Each Tranche B Lender holds a loan in Dollars (individually, a "Tranche B Term Loan"; and collectively, the "Tranche B Term Loans") to the Company on the Closing Date in an aggregate principal amount as set forth under such Lender's name in Schedule I opposite the caption "Tranche B Term Loan" and each Tranche B-1 Lender holds a loan in Dollars (individually, a "Tranche B-1 Term Loan"; and collectively, the "Tranche B-1 Term Loans") to the Company on the Closing Date in an aggregate principal amount as set forth under such Lender's name in Schedule I opposite the caption "Tranche B-1 Term Loan." Subject to the terms and conditions hereof, each Tranche B-2 Lender severally agrees to make a loan in Dollars (individually, a "Tranche B-2 Term Loan"; and collectively, the "Tranche B-2 Term Loans"; Tranche B-2 Term Loans, together with Tranche B Term Loans and Tranche B-1 Term Loans, collectively, the "Term Loans") to the Company on the Closing Date, in an aggregate principal amount equal to such Lender's Tranche B-2 Term Loan Commitment.

                                                                  EXECUTION COPY

            2.2 Repayment of Term Loans. The Company shall repay the Term Loans as provided in subsection 4.4(c).

            2.3 Use of Proceeds. The proceeds of the Tranche B Term Loans were used to finance in part the 1997 Transaction and to pay certain of the fees, expenses and financing costs related to the 1997 Transaction. The proceeds of the Tranche B-1 Term Loans were used to finance in part the Big Wheel Acquisition and other transactions contemplated under the Existing Credit Agreement, to prepay a portion of the Revolving Credit Loans then outstanding and to pay certain of the fees, expenses and financing costs related thereto. The proceeds of the Tranche B-2 Term Loans will be used to finance in part the Transaction and to pay certain of the fees, expenses and financing costs related thereto.


            SECTION 3.  AMOUNT AND TERMS OF REVOLVING
CREDIT COMMITMENTS

            3.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to the extent of its Revolving Credit Commitment (including such amount of the Revolving Credit Loans (as defined below) outstanding on the Closing Date) to extend credit to the Company from time to time on any Borrowing Date during the Revolving Credit Commitment Period (i) by purchasing an L/C Participating Interest in each Letter of Credit issued by the Issuing Lender and (ii) by making loans in Dollars (individually, such a Loan is a "Revolving Credit Loan", and collectively such Loans are the "Revolving Credit Loans") to the Company from time to time. Notwithstanding the above, (x) in no event shall any Letter of Credit be issued if after giving effect thereto the sum of the undrawn amount of all outstanding Letters of Credit and the amount of all L/C Obligations would exceed $15,000,000 and (y) in no event shall any Revolving Credit Loans be made, or Letters of Credit be issued, if the aggregate amount of the Revolving Credit Loans to be made or Letters of Credit to be issued would, after giving effect to the use of proceeds, if any, thereof, exceed the aggregate Available Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Company may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, and/or by having the Issuing Lender issue Letters of Credit, having such Letters of Credit expire undrawn upon or if drawn upon, reimbursing the Issuing Lender for such drawing, and having the Issuing Lender issue new Letters of Credit.

            (b) Each borrowing of Revolving Credit Loans pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount of the lesser of (i) $1,000,000 or a whole multiple of $100,000 in excess thereof, in the case of Alternate Base Rate Loans, and $2,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans and (ii) the Available Revolving Credit Commitments, except that any borrowing of Revolving Credit Loans to be used solely to pay a like amount of Swing Line Loans may be in the aggregate principal amount of such Swing Line Loans.

            3.2 Commitment Fee. The Company agrees to pay to the Administrative Agent for the account of each Lender (other than any Non-Funding Lender) a commitment fee from and including the Closing Date to and including the Revolving Credit Termination Date, computed as follows: (a) from the Closing Date until (and excluding) the Delivery Date, the commitment fee

                                                               EXECUTION COPY

shall be adjusted based upon the Company's Leverage Ratio as set forth in the Pricing Grid, which Leverage Ratio during such initial period shall be determined from the Company's financial statements for the latest quarterly period delivered to the Administrative Agent and the Lenders, provided, that from the Closing Date until (but excluding) the Delivery Date, the commitment fees shall in no event be less than the rate of 0.375% per annum on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made (whether or not the Company shall have satisfied the applicable conditions to borrowing or issuance of a Letter of Credit set forth in Section 6) and (b) on the Delivery Date and on each Adjustment Date thereafter, such commitment fee will be determined pursuant to the Pricing Grid. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first such date to occur on or following the Closing Date (or, if earlier, the Revolving Credit Termination
Date).

            3.3 Proceeds of Revolving Credit Loans. The Company shall use the proceeds of Revolving Credit Loans for general corporate purposes of the Company and its Subsidiaries, including (i) the redemption, repayment or repurchase of up to $30,000,000 (plus, upon the occurrence of a "change of control" as defined in the Permanent Subordinated Debt, an additional amount of up to $15,000,000) aggregate principal amount of the Permanent Subordinated Debt in accordance with subsection 8.13, (ii) acquisitions of companies engaged primarily in businesses similar to the businesses in which the Company and its Subsidiaries are engaged, in an aggregate amount of $50,000,000 in accordance with subsection 8.7(b) and
(iii) investments in the development of new or relocated stores in an aggregate amount not to exceed at any one time $50,000,000, against which amount shall be credited any funds from the subsequent sale of any real property or fixtures purchased or developed in connection therewith, in accordance with subsection 8.7(c).

            3.4 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees, so long as the Administrative Agent has not received notice that an Event of Default has occurred and is continuing, to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Company from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $15,000,000, provided that no Swing Line Loan may be made if the aggregate principal amount of the Swing Line Loans to be made would exceed the aggregate Available Revolving Credit Commitments at such time. Amounts borrowed by the Company under this subsection 3.4 may be repaid and, through but excluding the Revolving Credit Termination Date, reborrowed. All Swing Line Loans shall be made as Alternate Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Company shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 3:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of $250,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Swing Line Loan will be made available by the Swing Line Lender to the Company by crediting the account of the Company at the office of the Swing Line Lender with such proceeds. The proceeds of Swing Line Loans may be used solely for the purposes referred to in subsection 3.3.

            (b) The Swing Line Lender at any time in its sole and absolute discretion may, and on the fifteenth day (or if such day is not a Business Day, the next Business Day) and last Business

                                                               EXECUTION COPY

Day of each month shall, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Lender, including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of
Section 9 shall have occurred (in which event the procedures of paragraph (c) of this subsection 3.4 shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Line Lender for the account of the Swing Line Lender at the Alternate Base Rate Lending Office of the Swing Line Lender prior to 2:00 p.m. (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

            (c) If prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of this subsection 3.4 one of the events described in paragraph
(f) of Section 9 shall have occurred, each Lender will, on the date such Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Swing Line Loan. Each Lender will immediately transfer to the Swing Line Lender in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's participating interest in a Refunded Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

            (e) Each Lender's obligation to purchase participating interests pursuant to subsection 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            3.5 Issuance of Letters of Credit. (a) The Company may from time to time request the Issuing Lender to issue a Standby L/C or a Commercial L/C by delivering to the Issuing Lender at its address specified in subsection 11.2 or as otherwise agreed between the Company and the Issuing Lender a letter of credit application in the Issuing Lender's then customary form (the "L/C Application") completed to the satisfaction of the Issuing Lender, together with the proposed form of such Letter of Credit (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request; provided that if the Issuing Lender informs the Company that it is for any reason
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unable to open such Letter of Credit, the Company may request any
Lender to open such Letter of Credit upon the same terms offered to the Issuing Lender and each reference to the Issuing Lender for purposes of subsections 3.5 through 3.14, 6.1 and 6.2 shall be deemed to be a reference to such Issuing Lender.

            (b) Each Standby L/C and Commercial L/C issued hereunder shall, among other things, (i) be in such form requested by the Company as shall be acceptable to the Issuing Lender in its sole discretion and (ii) in the case of each Standby L/C, have an expiry date occurring not later than 365 days after the date of issuance of such Standby L/C and, in the case of each Commercial L/C, have an expiry date occurring not later than 120 days after the date of issuance of such Commercial L/C (or such longer time as shall be agreed to by the Issuing Lender thereof, in its sole discretion) and, in all cases, may be automatically renewed on its expiry date for an additional period equal to the initial term but in no case shall any Letter of Credit have an expiry date occurring later than three Business Days before the Revolving Credit Termination Date. Each L/C Application and each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York, in the case of Chase and any of its Affiliates, including Chase Bank Delaware, acting as Issuing Lender, or the State of California, in the case of Wells Fargo Bank, N.A. acting as Issuing Lender.

            (c) Notwithstanding anything to the contrary herein, the letters of credit listed on Schedule 3.5(c) shall be deemed to have been issued hereunder and deemed to be Letters of Credit for all purposes hereof.

            3.6 Participating Interests. Effective in the case of each Standby L/C and Commercial L/C as of the date of the opening thereof, the Issuing Lender agrees to allot and does allot, to itself and each other Lender, and each Lender severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application, an L/C Participating Interest in a percentage equal to such Lender's Revolving Credit Commitment Percentage.

            3.7 Procedure for Opening Letters of Credit. The Issuing Lender will notify the Administrative Agent and each Lender after the end of each calendar month of any L/C Applications received by the Issuing Lender from the Company during such month. Upon receipt of any L/C Application from the Company, the Issuing Lender will process such L/C Application, and the other certificates, documents and other papers delivered to the Issuing Lender in connection therewith, in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly open such Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Company, provided that no such Letter of Credit shall be issued if subsection 3.1 would be violated thereby.

            3.8 Payments in Respect of Letters of Credit. (a) The Company agrees forthwith upon demand by the Issuing Lender and otherwise in accordance with the terms of the L/C Application relating thereto (i) to reimburse the Issuing
Lender for any payment made by the Issuing Lender under any Letter of Credit issued for the account of the Company and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to (A) on or prior to the date which is one Business Day after the day on which the Issuing Lender demands reimbursement from the Company for such payment, the Alternate Base Rate plus the Applicable Margin for the Revolving Credit Loans and
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(B) thereafter, the Alternate Base Rate plus the Applicable Margin for Revolving
Credit Loans plus 2%.

            (b) In the event that the Issuing Lender makes a payment under any Letter of Credit and is not reimbursed in full therefor forthwith upon demand of the Issuing Lender, and otherwise in accordance with the terms of the L/C Application relating to such Letter of Credit, the Issuing Lender will promptly notify each other Lender. Forthwith upon its receipt of any such notice, each other Lender will transfer to the Issuing Lender, in immediately available funds, an amount equal to such other Lender's pro rata share of the L/C Obligation arising from such unreimbursed payment. Promptly, upon its receipt from such other Lender of such amount, the Issuing Lender will complete, execute and deliver to such other Lender an L/C Participation Certificate dated the date of such receipt and in such amount.

            (c) Whenever, at any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any other Lender such other Lender's pro rata share of the L/C Obligation arising therefrom, the Issuing Lender receives any reimbursement on account of such L/C Obligation or any payment of interest on account thereof, the Issuing Lender will promptly distribute to such other Lender its pro rata share thereof in like funds as received; provided, however, that in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it in like funds as such reimbursement or payment is required to be returned by the Issuing Lender.

            3.9 Letter of Credit Fees. (a) In lieu of any letter of credit commissions and fees provided for in any L/C Application relating to Standby or Commercial L/Cs (other than standard issuance, amendment and negotiation fees), the Company agrees to pay the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, with respect to each Standby or Commercial L/C issued for the account of the Company, a Standby or Commercial L/C fee, as the case may be, equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans (of which the Issuing Lender shall retain for its own account, as the issuing bank and not on account of its L/C Participating Interest therein, 1/4 of 1% per annum) on the daily average amount available to be drawn under each Standby L/C in the case of a Standby L/C and on the maximum face amount of each Commercial L/C in the case of a Commercial L/C, in either case payable, in arrears, on the last day of each fiscal quarter of the Company. The Administrative Agent will disburse any Standby or Commercial L/C fees received pursuant to this subsection 3.9(a) to the respective Lenders and the Issuing Lender promptly following the receipt of any such fees in the case of a Standby L/C and, in the case of a Commercial L/C, promptly following the end of the calendar month in which such Commercial L/C fees were received. Notwithstanding the foregoing, the Company agrees to pay standard issuance, amendment and negotiation fees to the Issuing Lender.

            (b) For purposes of any payment of fees required pursuant to this subsection 3.9, the Administrative Agent agrees to provide to the Company a statement of any such fees to be so paid; provided that the failure by the Administrative Agent to provide the Company with any such invoice shall not relieve the Company of its obligation to pay such fees.

            3.10 Letter of Credit Reserves. (a) If any Change in Law shall either (i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by the Issuing Lender or (ii) impose on the Issuing Lender any other

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condition regarding this Agreement (with respect to Letters of Credit) or any
Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost of the Issuing Lender of issuing or maintaining any Letter of Credit (which increase in cost shall be the result of the Issuing Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Lender, the Company shall immediately pay to the Issuing Lender, from time to time as specified by the Issuing Lender, additional amounts which shall be sufficient to compensate the Issuing Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the rate applicable to Alternate Base Rate Loans pursuant to subsection 4.5(b). The Company shall not be required to make any payments to the Issuing Lender for any additional amounts pursuant to this subsection 3.10(a) unless the Issuing Lender has given written notice to the Company of its intent to request such payments prior to or within 60 days after the date on which the Issuing Lender became entitled to claim such amounts. A certificate, setting forth in reasonable detail the calculation of the amounts involved, submitted by the Issuing Lender to the Company concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

            (b) In the event that any Change in Law with respect to the Issuing Lender shall, in the opinion of the Issuing Lender, require that any obligation under any Letter of Credit be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Issuing Lender or any corporation controlling the Issuing Lender, and such Change in Law shall have the effect of reducing the rate of return on the Issuing Lender's or such corporation's capital, as the case may be, as a consequence of the Issuing Lender's obligations under such Letter of Credit to a level below that which the Issuing Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account the Issuing Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Issuing Lender to be material, then from time to time following notice by the Issuing Lender to the Company of such Change in Law, within 15 days after demand by the Issuing Lender, the Company shall pay to the Issuing Lender such additional amount or amounts as will compensate the Issuing Lender or such corporation, as the case may be, for such reduction. The Issuing Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) or (b) of this subsection 3.10 with respect to the Issuing Lender, it will, if requested by the Company and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event; provided, however, that such avoidance or minimization can be made in such a manner that the Issuing Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. The Company shall not be required to make any payments to the Issuing Lender for any additional amounts pursuant to this subsection 3.10(b) unless the Issuing Lender has given written notice to the Company of its intent to request such payments prior to or within 60 days after the date on which the Issuing Lender became entitled to claim such amounts. A certificate, in reasonable detail setting forth the calculation of the amounts involved, submitted by the Issuing Lender to the Company concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

            (c) The Company and each Participating Lender agrees that the provisions of the foregoing paragraphs (a) and (b) shall apply equally to each Participating Lender in respect of its L/C Participating Interest in such Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Lender or, in the case of paragraph (b), any corporation controlling such Participating Lender.

                                                               EXECUTION COPY

            3.11 Further Assurances. The Company hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Lender more fully to effect the purposes of this Agreement and the issuance of Letters of Credit hereunder.

            3.12 Obligations Absolute. The payment obligations of the Company under this Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

             (i) the existence of any claim, set-off, defense or other right which the Company or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, the Administrative Agent or any Lender, or any other Person, whether in connection with this Agreement, any Credit Document, the transactions contemplated herein, or any unrelated transaction;

            (ii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

           (iii) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate or other document which does not comply with the terms of such Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or willful misconduct on the part of the Issuing Lender; or

            (iv) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of the Issuing Lender.

            3.13 Assignments. No Participating Lender's participation in any Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Participating Lender's Revolving Credit Commitment in accordance with subsection 11.6(c)) without the prior written consent of the Issuing Lender, which consent will not be unreasonably withheld. Such consent may be given or withheld without the consent or agreement of any other Participating Lender. Notwithstanding the foregoing, a Participating Lender may subparticipate its L/C Participating Interest without obtaining the prior consent or agreement of the Issuing Lender.

            3.14 Participations. Each Lender's obligation to purchase participating interests pursuant to subsection 3.6 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
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            SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS

            4.1 Procedure for Borrowing. (a) The Company may borrow under the Commitments on any Business Day, provided that, with respect to any borrowing, the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 2:00 p.m. (or, with respect to Swing Line Loans, 3:00 p.m.), New York City time), (i) three Business Days prior to the requested Borrowing Date if all or any part of the Loans are to be Eurodollar Loans and (ii) one Business Day prior to the requested Borrowing Date (or, in the case of Swing Line Loans and Loans made on the Closing Date, on the requested Borrowing Date) if the borrowing is to be solely of Alternate Base Rate Loans and specifying (A) the amount of the borrowing, (B) whether such Loans are initially to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof, (C) if the borrowing is to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans and (D) whether the Loan is a Tranche B-2 Term Loan (with respect to Loans made on the Closing Date), a Swing Line Loan or a Revolving Credit Loan; provided, however, that the Loans made on the Closing Date shall be made initially as Alternate Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender. Not later than 2:00 p.m., New York City time, on the Borrowing Date specified in such notice, each Lender shall make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 11.2 (or at such other location as the Administrative Agent may direct) an amount in immediately available funds equal to the amount of the Loan to be made by such Lender (except that proceeds of Swing Line Loans will be made available to the Company in accordance with subsection 3.4(a)). Loan proceeds received by the Administrative Agent hereunder shall promptly be made available to the Company by the Administrative Agent's crediting the account of the Company, at the office of the Administrative Agent specified in subsection 11.2, with the aggregate amount actually received by the Administrative Agent from the Lenders and in like funds as received by the Administrative Agent.

            (b) Any borrowing of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $2,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) no more than sixteen Interest Periods shall be in effect at any one time.

            4.2 Conversion and Continuation Options. (a) Subject to subsection 4.12, the Company may elect from time to time to convert Eurodollar Loans into Alternate Base Rate Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 2:00 p.m., New York City time, at least three Business Days prior to the proposed conversion date. The Company may elect from time to time to convert all or a portion of the Alternate Base Rate Loans (other than Swing Line Loans) then outstanding to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 2:00 p.m., New York City time, at least three Business Days prior to the proposed conversion date, specifying the Interest Period selected therefor, and, unless a Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have given written notice thereof to the Company, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Upon receipt of any notice pursuant to this subsection 4.2, the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Loans (other than Swing Line Loans) may be converted as provided herein, provided that partial
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conversions of Alternate Base Loans shall be in the aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and the aggregate principal amount of the resulting Eurodollar Loans outstanding in respect of any one Interest Period shall be at least $2,000,000 or a whole multiple of $1,000,000 in excess thereof.

            (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have, by written notice to the Company, determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 4.1(b) would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans, as applicable.

            (c) Notwithstanding anything in this Agreement to the contrary, unless otherwise agreed to by the Administrative Agent, no Tranche B-2 Term Loan shall be made as, converted to or continued as a Eurodollar Loan during the period commencing on the Closing Date and ending on the 33rd day following the Closing Date; provided that all or a portion of the Tranche B-2 Term Loans made on the Closing Date may, at the Company's option, subject to the other provisions of this Agreement, be converted to Eurodollar Loans with an Interest Period of three months on or after the third day following the Closing Date.

            4.3 Changes of Commitment Amounts. (a) The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate or, from time to time, permanently reduce the Revolving Credit Commitments, subject to the provisions of this subsection 4.3. To the extent, if any, that the sum of the amount of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding and the amounts available to be drawn under outstanding Letters of Credit exceeds the amount of the Revolving Credit Commitments as then reduced, the Company shall be required to make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any L/C Obligations then outstanding, and fourth, to cash collateralize any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Any such termination of the Revolving Credit Commitments shall be accompanied by prepayment in full of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding and by cash collateralization of any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Upon termination of the Revolving Credit Commitments, any Letter of Credit then outstanding which has been so cash collateralized shall no longer be considered a "Letter of Credit" as defined in subsection 1.1 and any L/C Participating Interests heretofore granted by the Issuing Lender to the Lenders in such Letter of Credit shall be deemed terminated (subject to automatic reinstatement in the event that such cash collateral is returned and the Issuing Lender is not fully reimbursed for any such L/C Obligations) but the Letter of Credit fees payable under subsection 3.9 shall continue to accrue to the Issuing Lender and the Participating Lenders (or, in the event of any such automatic reinstatement, as provided in subsection 3.9) with respect to such Letter of Credit until the expiry thereof.
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            (b) In the case of termination of the Revolving Credit Commitments, interest accrued on the amount of any prepayment relating thereto and any unpaid commitment fee accrued hereunder shall be paid on the date of such termination. Any such partial reduction of the Revolving Credit Commitments shall be in an amount of $2,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall, in each case, reduce permanently the amount of the Revolving Credit Commitments then in effect.

            4.4 Optional and Mandatory Prepayments; Repayments of Term Loans.
(a) Subject to subsection 4.12, the Company may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, upon at least one Business Day's (or, in the case of Swing Line Loans, by 2:00 p.m., New York City time, on the same Business Day) irrevocable notice to the Administrative Agent in the case of Alternate Base Rate Loans, and three Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans, specifying the date and amount of prepayment and whether the prepayment is of Revolving Credit Loans, Tranche B Term Loans, Tranche B-1 Term Loans or Tranche B-2 Term Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Partial prepayments (i) of Term Loans shall be in an aggregate principal amount equal to the lesser of (A) (I) $2,000,000, or a whole multiple of $1,000,000 in excess thereof with respect to Eurodollar Loans or (II) $1,000,000, or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (B) the aggregate unpaid principal amount of the Term Loans and (ii) of Revolving Credit Loans shall be in an aggregate principal amount equal to the lesser of
(A) (I) $2,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Eurodollar Loans or (II) $1,000,000, or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (B) the aggregate unpaid principal amount of the Revolving Credit Loans, as the case may be. Prepayments of the Term Loans pursuant to this subsection 4.4(a) shall be applied to the remaining installments of each of the Tranche B Term Loans, Tranche B-1 Term Loans and Tranche B-2 Term Loans ratably according to the amounts of such installments.

            (b) (i) Unless the Section 4.4 Lenders shall otherwise agree, if Holdings, the Company or any of its Subsidiaries shall issue any Capital Stock subsequent to the Closing Date, 50% of the Net Proceeds thereof (excluding amounts provided by the Investors or by management of the Company) shall be promptly applied ratably toward the prepayment of the Term Loans (applied to the remaining installments thereof ratably according to the amounts thereof); provided, however, that so long as the ratio of Consolidated Senior Funded Indebtedness to Consolidated EBITDA for the four fiscal quarters most recently ended prior to such issuance for which financial information is available shall be at or less than 3.25 to 1, the percentage of Net Proceeds derived from the issuance of Capital Stock required to be applied toward the prepayment of the Term Loans shall be reduced to zero.

             (ii) Unless the Section 4.4 Lenders and the Company shall otherwise agree, if the Company or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness subsequent to the Closing Date (other than Indebtedness permitted pursuant to subsections 8.1(b), (c), (d) (to the extent the Net Proceeds of such Indebtedness are used to repay, redeem, retire or repurchase the then outstanding Permanent Subordinated Debt in accordance with subsection 8.1(d)), (e), (f), (g), (h), (i) and (j) and subordinated Indebtedness provided by the Investors), 100%

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of the Net Proceeds thereof shall be promptly applied toward the prepayment of the Loans and reduction of the Commitments as set forth in clause (v) of this subsection 4.4(b).

           (iii) Unless the Section 4.4 Lenders shall otherwise agree, the Company or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale subsequent to the Closing Date, such Net Proceeds shall be promptly applied toward the prepayment of the Loans and reduction of the Commitments as set forth in clause (v) of this subsection 4.4(b); provided, that such Net Proceeds need not be applied to the prepayment of the Loans and the reduction of the Commitments until the earlier of the date that the aggregate amount of Net Proceeds received by the Company or any of its Subsidiaries from any Asset Sales exceeds $2,000,000 since the Closing Date (and has not yet been applied to the prepayment of the Loans and the reduction of the Commitments hereunder) and the date which is six months after the last application of Net Proceeds pursuant to this subsection 4.4(b)(iii).

            (iv) So long as there are any Term Loans outstanding, unless the
Section 4.4 Lenders and the Company shall otherwise agree, if there shall be Excess Cash Flow as at the end of any fiscal year commencing with the Company's fiscal year ending on February 1, 2000, 50% of such Excess Cash Flow, less the portion of any Excess Cash Flow which has been previously applied toward prepayments of the Term Loans pursuant to this clause (iv), shall be applied toward prepayment of the Term Loans (applied to the remaining installments thereof ratably according to the amounts thereof) provided, however, so long as the ratio of Consolidated Senior Funded Indebtedness to Consolidated EBITDA for the four fiscal quarters ending at the end of any fiscal year shall be at or less than 3.25 to 1, the amount of Excess Cash Flow required to be applied toward the prepayment of the Term Loans shall be reduced to zero. Each such prepayment shall be made not later than 120 days after the end of such fiscal year.

             (v) Except as otherwise provided in this subsection 4.4(b), prepayments made pursuant to this subsection 4.4(b) shall be applied by the Company, first, to the ratable prepayment of the Term Loans (applied to the remaining installments thereof ratably according to the amounts thereof) and, second, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of, first, the Swing Line Loans, second, the Revolving Credit Loans and, third, the L/C Obligations to the extent, if any, that the sum of the aggregate outstanding principal amount of Revolving Credit Loans, the aggregate outstanding principal amount of all Swing Line Loans, the aggregate amount available to be drawn under all outstanding Letters of Credit and the aggregate outstanding amount of all L/C Obligations, in each case of all Lenders, exceeds the amount of the aggregate Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion thereof), the Company shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established for the benefit of the Lenders.

            (vi) The Company shall give the Administrative Agent (which shall promptly notify each Lender) at least one Business Day's notice of each prepayment or mandatory reduction pursuant to this subsection 4.4(b) setting forth the date and amount thereof. Except as otherwise may be agreed by the Company and the Required Lenders, any prepayment of Loans pursuant to this subsection 4.4 shall be applied, first, to any Alternate Base Rate Loans then outstanding and the balance of such prepayment, if any, to the Eurodollar Loans then outstanding; provided that

                                                               EXECUTION COPY

prepayments of Eurodollar Loans, if not on the last day of the Interest Period with respect thereto, shall, at the Company's option, be prepaid subject to the provisions of subsection 4.12 or the amount of such prepayment (after application to any Alternate Base Rate Loans) shall be deposited with the Administrative Agent as cash collateral for the Loans on terms reasonably satisfactory to the Administrative Agent and thereafter shall be applied in the order of the Interest Periods next ending most closely to the date such prepayment is required to be made and on the last day of each such Interest Period. After such application, unless an Event of Default shall have occurred and be continuing, any remaining interest earned on such cash collateral shall be paid to the Company.

            (c) (i) The Tranche B Term Loans shall be repaid in nine consecutive semi-annual installments each on the dates set forth below (each such day, an "Installment Payment Date") in an aggregate amount equal to the amount specified for each such Installment Payment Date, as such amounts may be reduced pursuant to subsection 4.4(b):

            Installment Payment Date               Installment Amount
            ------------------------               ------------------
            December 31, 1999                           $420,000
            June 30, 2000                               $420,000
            December 31, 2000                           $420,000
            June 30, 2001                            $19,320,000
            December 31, 2001                        $19,320,000
            June 30, 2002                            $26,460,000
            December 31, 2002                        $26,460,000
            June 30, 2003                            $26,460,000
            October 31, 2003                         $26,460,000


            (ii) The Tranche B-1 Term Loans shall be repaid in nine consecutive semi-annual installments each on the Installment Payment Dates set forth below in an aggregate amount equal to the amount specified for each such Installment Payment Date, as such amounts may be reduced pursuant to subsection 4.4(b):

            Installment Payment Date               Installment Amount
            ------------------------               ------------------
              December 31, 1999                          $500,000
              June 30, 2000                              $500,000
              December 31, 2000                          $500,000
              June 30, 2001                              $500,000
              December 31, 2001                          $500,000
              June 30, 2002                              $500,000
              December 31, 2002                          $500,000
              June 30, 2003                           $60,750,000
              October 31, 2003                        $60,750,000


            (iii) The Tranche B-2 Term Loans shall be repaid in eight consecutive semi-annual installments each on the Installment Payment Dates set forth below in an aggregate amount equal to the amount specified for each such Installment Payment Date, as such amounts may be reduced pursuant to subsection 4.4(b):

                                                               EXECUTION COPY

            Installment Payment Date               Installment Amount
            ------------------------               ------------------
              June 30, 2000                              $750,000
              December 31, 2000                          $750,000
              June 30, 2001                            $7,500,000
              December 31, 2001                        $7,500,000
              June 30, 2002                           $18,000,000
              December 31, 2002                       $18,000,000
              June 30, 2003                           $48,750,000
              October 31, 2003                        $48,750,000



            (d) Any and all amounts repaid on account of the Term Loans pursuant to this subsection 4.4 or otherwise may not be reborrowed. Accrued interest on the amount of any prepayments shall be paid on the Interest Payment Date next succeeding the date of any partial prepayment and on the date on such prepayment in the case of a prepayment in full of any Loans.

            4.5 Interest Rates and Payment Dates. (a) Eurodollar Loans shall bear interest for each day during each Interest Period applicable thereto, commencing on (and including) the first day of such Interest Period to, but excluding, the last day of such Interest Period, on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

            (b) Alternate Base Rate Loans shall bear interest for the period from and including the date such Loans are made to, but excluding, the maturity date thereof, or to, but excluding, the conversion date if such Loans are earlier converted into Eurodollar Loans on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

            (c) If all or a portion of (i) the principal amount of any of the Loans or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such Loan, if a Eurodollar Loan, shall be converted into an Alternate Base Rate Loan at the end of the then-current Interest Period for said Eurodollar Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 4.2), and any such overdue amount shall, without limiting the rights of the Lenders under Section 9, bear interest (which shall be payable on demand) at a rate per annum which is 2% above the Alternate Base Rate plus the Applicable Margin (or, in the case of a Eurodollar Loan, the Eurodollar Rate for the Interest Period plus the Applicable Margin plus 2%, if higher) from the date of such non-payment until paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date and on the date of payment in full of the respective Loans and in the case of the Revolving Credit Loans on date of termination of the Revolving Credit Commitments.

            4.6 Computation of Interest and Fees. (a) Interest in respect of Alternate Base Rate Loans, at any time that the Alternate Base Rate is determined by reference to the Prime Rate, and all fees hereunder shall be calculated on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed. Interest in respect of Eurodollar Loans and in respect of Alternate Base Rate Loans, at any time that the Alternate Base Rate is determined by reference to the Base CD Rate or the Federal Funds Effective Rate, shall be calculated on the basis of a 360 day year for the actual

                                                               EXECUTION COPY

days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining the Eurodollar Rate.

            (c) If at any time the Reference Lender shall cease to be a Lender hereunder, such Lender shall cease to be the Reference Lender, and then the Administrative Agent, upon agreement with the Company, shall, by notice to the Company and the Lenders, designate another Lender as reference Lender.

            (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby.

            4.7 Certain Fees. The Company agrees to pay to the Administrative Agent, for its own account, a non-refundable agent's fee, in the amount per annum as set forth in the fee letter, dated as of May 18, 1999, between Chase and the Company, executed in contemplation of the Existing Credit Agreement and payable as set forth in such fee letter.

            4.8 Inability to Determine Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (i) proposed Loans that the Company has requested be made as Eurodollar Loans, (ii) any Eurodollar Loans that will result from the requested conversion of all or part of the Alternate Base Rate Loans into Eurodollar Loans or (iii) the continuation of any Eurodollar Loan as such for an additional Interest Period, or (b) dollar deposits in the relevant amount and for the relevant period with respect to any such Eurodollar Loan are not generally available to the Lenders in their respective Eurodollar Lending Offices' interbank eurodollar markets, the Administrative Agent shall forthwith give telecopy notice of such determination, confirmed in writing, to the Company and the Lenders at least one day prior to, as the case may be, the requested Borrowing Date, the conversion date or the last day of such Interest Period. If such notice is given (i) any requested Eurodollar Loans shall be made as Alternate Base Rate Loans, (ii) any Alternate Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Alternate Base Rate Loans, and (iii) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period applicable thereto, into Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made and no Alternate Base Rate Loans shall be converted to Eurodollar Loans.

                                                                  EXECUTION COPY

            4.9 Pro Rata Treatment and Payments. (a) Except to the extent otherwise provided herein, each borrowing of Loans by the Company from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the relevant Commitment Percentages of the Lenders with respect to the respective Class of Loans borrowed or the respective Class of Commitments to be reduced. Each payment (including each prepayment) by the Company on account of principal of and interest on (i) the Tranche B Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche B Term Loans then held by the Tranche B Lenders, (ii) the Tranche B-1 Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche B-1 Term Loans then held by the Tranche B-1 Lenders and (iii) the Tranche B-2 Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche B-2 Term Loans then held by the Tranche B-2 Lenders.

            (b) Whenever any payment received by the Administrative Agent under this Agreement or any Note or any Credit Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement:

             (i) If the Administrative Agent has not received a Payment Sharing Notice (or, if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived in accordance with the provisions of this Agreement), such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: First, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement and the other Credit Documents; Second, to the payment of all expenses due and payable under subsection 11.5, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; Third, to the payment of fees due and payable under subsections 3.2 and 3.9, ratably among the Lenders in accordance with the Commitment Percentage of each Lender of the Commitment for which such payment is owed and, in the case of an Issuing Lender, the amount retained by such Issuing Lender for its own account pursuant to subsection 3.9; Fourth, to the payment of interest then due and payable on the Loans and on the L/C Obligations, ratably in accordance with the aggregate amount of interest owed to each such Lender; and Fifth, to the payment of the principal amount of the Loans and the L/C Obligations which is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender; or

            (ii) If the Administrative Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Administrative Agent under this Agreement or any Note shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: First, to the payment of all amounts described in clauses "First" through "Third" of the foregoing clause (i), in the order set forth therein; Second, to the payment of the interest accrued on all Loans and L/C Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Lender; and Third, to the payment of the principal amount of all Loans and L/C Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to such Lender.

                                                                  EXECUTION COPY

            (c) If any Lender (a "Non-Funding Lender") has (x) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Revolving Credit Loan or (y) given notice to the Company or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loan, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, (i) any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

            (A) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Company would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Section 6 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Lenders; and

            (B) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans; and

(ii) any payment made on account of interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made. The Company agrees to give the Administrative Agent such assistance in making any determination pursuant to subparagraph (i)(A) of this paragraph as the Administrative Agent may reasonably request. The Administrative Agent shall notify the Lenders of any such determination, which shall be conclusive and binding on the Lenders.

            (d) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of subsection 4.9(b) promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

            (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount which would constitute its

                                                                  EXECUTION COPY

Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent in accordance with subsection 4.1 and the Administrative Agent may, in reliance upon such assumption, make available to the Company thereof a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 4.9(e) shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Company, without prejudice to any rights which the Company or the Administrative Agent may have against such Lender hereunder. Nothing contained in this subsection 4.9 shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

            (f) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

            (g) All payments and optional prepayments (other than prepayments as set forth in subsection 4.11 with respect to increased costs) of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Loans with the same Interest Period shall not be less than $2,000,000 or a whole multiple of $1,000,000 in excess thereof.

            4.10 Illegality. Notwithstanding any other provision herein, if any Change in Law occurring after the date that any lender becomes a Lender party to this Agreement, shall make it unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, the commitment of such Lender hereunder to make Eurodollar Loans or to convert all or a portion of Alternate Base Rate Loans into Eurodollar Loans shall forthwith be suspended until such time, if any, as such illegality shall no longer exist and such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans for the duration of the respective Interest Periods (or, if permitted by applicable law, at the end of such Interest Periods) and all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such Lender's Alternate Base Rate Loans. The Company hereby agrees to pay any Lender, promptly upon its demand, any amounts payable pursuant to subsection 4.12 in connection with any conversion in accordance with this subsection 4.10 (such Lender's notice of such costs, as certified in reasonable detail as to such amounts to the Company through the Administrative Agent, to be conclusive absent manifest error).

            4.11 Requirements of Law. (a) In the event that any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any

                                                                  EXECUTION COPY

central bank or other Governmental Authority occurring after the date that any lender becomes a Lender party to this Agreement:

             (i) does or shall subject any such Lender or its Eurodollar Lending Office to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Lender or its Eurodollar Lending Office of principal, the commitment fee, interest or any other amount payable hereunder (except for (x) net income and franchise taxes imposed on the net income of such Lender or its Eurodollar Lending Office by the jurisdiction under the laws of which such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Eurodollar Lending Office is located or any political subdivision or taxing authority thereof or therein, including changes in the rate of tax on the overall net income of such Lender or such Eurodollar Lending Office, and (y) taxes resulting from the substitution of any such system by another system of taxation, provided that the taxes payable by Lenders subject to such other system of taxation are not generally charged to borrowers from such Lenders having loans or advances bearing interest at a rate similar to the Eurodollar Rate);

            (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate; or

            (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or its Eurodollar Lending Office of making, converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as determined by such Lender with respect to such Eurodollar Loans, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Alternate Base Rate plus 1%.

            (b) In the event that any Change in Law occurring after the date that any lender becomes a Lender party to this Agreement with respect to any such Lender shall, in the opinion of such Lender, require that any Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such Change in Law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Company of such Change in Law as provided in paragraph (c) of this subsection 4.11, within 15 days after demand by such Lender, the Company shall pay to such

                                                                  EXECUTION COPY

Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction.

            (c) The Company shall not be required to make any payments to any Lender for any additional amounts pursuant to this subsection 4.11 unless such Lender has given written notice to the Company, through the Administrative Agent, of its intent to request such payments prior to or within 60 days after the date on which such Lender became entitled to claim such amounts. If any Lender has notified the Company through the Administrative Agent of any increased costs pursuant to paragraph (a) of this subsection 4.11, the Company at any time thereafter may, upon at least three Business Days' notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and subject to subsection 4.12, prepay (or convert into Alternate Base Rate Loans) all (but not a part) of the Eurodollar Loans then outstanding. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) of this subsection 4.11 with respect to such Lender, it will, if requested by the Company and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, without limitation, endeavoring to change its Eurodollar Lending Office); provided, however, that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. If any Lender requests compensation from the Company under this subsection 4.11, the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the Requirement of Law giving rise to such request ceases to be in effect, provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (d) Each Lender that is not a United States Person (as defined in
Section 7701(a)(30) of the Code) for federal income tax purposes either (1) in the case of a Lender that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represents to the Company (for the benefit of the Company and the Administrative Agent) that under applicable law and treaties no taxes are required to be withheld by the Company or the Administrative Agent with respect to any payments to be made to such Lender in respect of the Loans or the L/C Participating Interests, (ii) agrees to furnish to the Company, with a copy to the Administrative Agent, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) agrees (for the benefit of the Company and the Administrative Agent), to the extent it may lawfully do so at such times, to provide the Company, with a copy to the Administrative Agent, a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption or (2) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represents to the Company (for the benefit of the Company and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agrees to furnish to the Company, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit K hereto (any such certificate, a "Subsection 4.11(d)(2) Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying to such Lender's legal entitlement at the Closing Date to an exemption from U.S. withholding tax under the

                                                                  EXECUTION COPY

provisions of Section 881(c) of the Code with respect to all payments to be made under this Agreement, and (iii) agrees, to the extent legally entitled to do so, upon reasonable request by the Company, to provide to the Company (for the benefit of the Company and the Administrative Agent) such other forms as may be required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement. Notwithstanding any provision of this subsection 4.11 to the contrary, the Company shall have no obligation to pay any amount to or for the account of any Lender (or the Eurodollar Lending Office of any Lender) on account of any taxes pursuant to this subsection 4.11, to the extent that such amount results from
(i) the failure of any Lender to comply with its obligations pursuant to this subsection 4.11, (ii) any representation or warranty made or deemed to be made by any Lender pursuant to this subsection 4.11(d) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made or (iii) any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, the effect of which would be to subject to any taxes any payment made pursuant to this Agreement to any Lender making the representation and covenants set forth in subsection 4.11(d)(2), which payment would not be subject to such taxes were such Lender eligible to make and comply with, and actually made and complied with, the representation and covenants set forth in subsection 4.11(d)(1) hereinabove.

            (e) A certificate in reasonable detail as to any amounts submitted by such Lender, through the Administrative Agent, to the Company, shall be conclusive in the absence of manifest error. The covenants contained in this subsection 4.11 shall survive the termination of this Agreement and repayment of the Loans.

            4.12 Indemnity. The Company agrees to indemnify each Lender and to hold such Lender harmless from any loss or expense (but without duplication of any amounts payable as default interest) which such Lender may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Eurodollar Loans of such Lender, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder, (b) default by the Company in making a borrowing after the Company has given a notice in accordance with subsection 4.1 or in making a conversion of Alternate Base Rate Loans to Eurodollar Loans or in continuing Eurodollar Loans as such, in either case, after the Company has given notice in accordance with subsection 4.2, (c) default by the Company in making any prepayment after the Company has given a notice in accordance with subsection 4.4 or (d) a payment or prepayment of a Eurodollar Loan or conversion (including without limitation, a conversion pursuant to subsection 4.10) of any Eurodollar Loan into an Alternate Base Rate Loan, in either case on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder (but excluding loss of profit). This covenant shall survive termination of this Agreement and repayment of the Loans.

            4.13 Repayment of Loans; Evidence of Debt. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date, (ii) the principal amount of the Term Loan of such Lender, in nine consecutive installments with respect to the Tranche B Term Loans and the Tranche B-1 Term

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Loans and eight consecutive installments with respect to Tranche B-2 Term Loans, payable on each Installment Payment Date (or the then unpaid principal amount of such Term Loan, or the date that the Term Loans become due and payable pursuant to Section 9) and on the Maturity Date and (iii) the then unpaid principal amount of the Swing Line Loans of the Swing Line Lender on the Revolving Credit Termination Date. The Company hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.5.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan, Tranche B Term Loan, Tranche B-1 Term Loan and Tranche B-2 Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.13(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to such Company by such Lender in accordance with the terms of this Agreement.

            (e) The Company agrees that, upon the request to the Administrative Agent by any Lender and receipt by the Company of any notes issued to such Lender under the Existing Credit Agreement, the Company will execute and deliver to such Lender (i) a promissory note of the Company evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), and/or (ii) a promissory note of the Company evidencing the Tranche B Term Loan of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Tranche B Note"), and/or (iii) a promissory note of the Company evidencing the Tranche B-1 Term Loan of such Lender, substantially in the form of Exhibit B-1 with appropriate insertions as to date and principal amount (a "Tranche B-1 Note") and/or (iv) a promissory note of the Company evidencing the Tranche B-2 Term Loan of such Lender, substantially in the form of Exhibit B-2 with appropriate insertions as to date and principal amount (a "Tranche B-2 Note"; each Tranche B Note, Tranche B-1 Note and Tranche B-2 Note, a "Term Loan Note", and collectively, the "Term Loan Notes"), and/or (v) in the case of the Swing Line Lender, a promissory note of the Company evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (the "Swing Line Note").

            4.14 Replacement of Lenders. In the event any Lender or the Issuing Lender exercises its rights pursuant to subsection 4.10 or requests payments pursuant to subsections 3.10 or
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4.11, the Company may require, at the Company's expense and subject to subsection 4.12, such Lender or the Issuing Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with subsection 11.6) all of its interests, rights and obligations hereunder (including all of its Commitments and the Loans and other amounts at the time owing to it hereunder and its Notes and its interest in the Letters of Credit) to a bank, financial institution or other entity specified by the Company, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Company shall have received the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, to such assignment, (iii) the Company shall have paid to the assigning Lender or the Issuing Lender all monies other than principal, interest and fees accrued and owing hereunder to it (including pursuant to subsections 3.10, 4.10 and 4.11) and (iv) in the case of a required assignment by the Issuing Lender, the Letters of Credit shall be canceled and returned to the Issuing Lender.


            SECTION 5.  REPRESENTATIONS AND WARRANTIES

            In order to induce the Lenders to enter into this Agreement and to make the Loans and to induce the Issuing Lender to issue, and the Participating Lenders to participate in, the Letters of Credit, the Company hereby represents and warrants to each Lender and the Administrative Agent, as of the Closing Date and as of the making of any extension of credit hereunder:

            5.1 Financial Condition. (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at January 31, 1999 and the related consolidated statement of operations for the fiscal year ended on such date, audited by PricewaterhouseCoopers LLP, or any successor thereto, a copy of which has heretofore been furnished to each Lender, present fairly in accordance with GAAP the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Contingent Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or expressly permitted to be incurred hereunder.

            (b) The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at August 1, 1999 and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for the quarter ending August 1, 1999, certified by a Responsible Officer of the Company, copies of which have heretofore been furnished to each Lender, present fairly in accordance with GAAP the financial position of the Company and its consolidated Subsidiaries as at such dates. Such balance sheet and statements of income and cash flows, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except as approved by such Responsible Officer and disclosed therein). The Company and its consolidated Subsidiaries did not have at the date of such balance sheet and statements of income and cash flows, any material Contingent Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency exchange transaction, which is not reflected in such balance sheet,

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statements of income and cash flows or in the notes thereto. During the period from August 1, 1999 to the Closing Date, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company or any of its consolidated Subsidiaries nor has any of the Capital Stock of the Company or any of its consolidated Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its consolidated Subsidiaries, respectively, except as permitted by subsection 8.11.

            (c) The unaudited consolidated pro forma balance sheet of the Company and its consolidated Subsidiaries as at the date of the most recently ended fiscal quarter immediately prior to the Closing Date for which financial statements are available, certified by a Responsible Officer of the Company (the "Pro Forma Balance Sheet"), a copy of which has heretofore been furnished to each Lender, is the unaudited balance sheet of the Company and its consolidated Subsidiaries, adjusted to give effect (as if such events had occurred on such date, but excluding any purchase accounting adjustments) to (i) the Transaction,
(ii) and the issuance of the Letters of Credit to be incurred or issued, as the case may be, on the Closing Date and (iii) the incurrence of all Indebtedness that the Company and its consolidated Subsidiaries expect to incur, and the payment of all amounts the Company and its consolidated Subsidiaries expect to pay, in connection with the Transaction. The Pro Forma Balance Sheet, together with the notes thereto, was prepared based on good faith assumptions in accordance with GAAP, excluding any purchase accounting adjustments, and is based on the best information available to the Company and its consolidated Subsidiaries as of the date of delivery thereof, and reflects on a pro forma basis the financial position of the Company and its consolidated Subsidiaries as of the Closing Date as adjusted, as described above, assuming that the events specified in the preceding sentence had actually occurred at the Closing Date.

            5.2 No Change. Since January 31, 1999, (a) there has been no change, and (as of the Closing Date only) no development or event, which has had or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company nor has any of the Capital Stock of the Company been redeemed, retired, repurchased or otherwise acquired for value by the Company or any of its Subsidiaries, except as permitted by subsection 8.11.

            5.3 Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and (d) except as disclosed in the Environmental Reports, is in compliance with all applicable statutes, laws, ordinances, rules, orders, permits and regulations of any governmental authority or instrumentality,

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domestic or foreign (including, without limitation, those related to Hazardous
Materials and substances), except where noncompliance would not be reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. Except as disclosed in the Environmental Reports, none of the Company or any of its Subsidiaries has received any written communication from a Governmental Authority that alleges that the Company or any of its Subsidiaries is not in compliance, in all material respects, with all material federal, state, local or foreign laws, ordinances, rules and regulations.

            5.4 Corporate Power; Authorization. Each of the Company and its Subsidiaries has the corporate power and authority to make, deliver and perform each of the Credit Documents to which it is a party, and the Company has the corporate power and authority and legal right to borrow hereunder and to have Letters of Credit issued for its account hereunder. Each of the Company and its Subsidiaries has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Credit Documents to which it is or will be a party and the Company has taken all necessary corporate action to authorize the borrowings hereunder and the issuance of Letters of Credit for its account hereunder. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by the Company or any of its Subsidiaries, or for the validity or enforceability against the Company or any of its Subsidiaries, of any Credit Document except for consents, authorizations and filings which have been obtained or made and are in full force and effect and except (i) such consents, authorizations and filings, the failure to obtain or perform (x) which would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and (y) which would not adversely affect the validity or enforceability of any of the Credit Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder and (ii) such filings as are necessary to perfect the Liens of the Lenders created pursuant to this Agreement and the Security Documents.

            5.5 Enforceable Obligations. This Agreement and the Stock Purchase Agreement have been, and each of the other Credit Documents and any other agreement to be entered into by any Credit Party pursuant to the Stock Purchase Agreement will be, duly executed and delivered on behalf of such Credit Party that is party thereto. The Stock Purchase Agreement has been duly executed and delivered, to the best knowledge of the Company, on behalf of the other parties thereto. This Agreement constitutes, and each of the other Credit Documents and any other agreement to be entered into by any Credit Party pursuant to the Stock Purchase Agreement will constitute upon execution and delivery, the legal, valid and binding obligation of such Credit Party, and is enforceable against such Credit Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Stock Purchase Agreement constitutes the legal, valid and binding obligation of, to the best knowledge of the Company, the parties thereto enforceable against such Persons in accordance with its terms, except, in each case, as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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                  5.6 No Legal Bar. The execution, delivery and performance of each Credit Document, the incurrence or issuance of and use of the proceeds of the Loans and of drawings under the Letters of Credit and the transactions contemplated by the Stock Purchase Agreement and the Credit Documents, (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the Company or any Subsidiary of the Company or any of their respective properties or assets, in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Company or any such Subsidiary to perform its obligations under the Credit Documents, the Stock Purchase Agreement, or any other agreement to be entered into pursuant to the Stock Purchase Agreement to which it is a party, (ii) would give rise to any liability on the part of the Administrative Agent or any Lender or (iii) would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents.

                  5.7 No Material Litigation. No litigation by, investigation known to the Company by, or proceeding of, any Governmental Authority is pending against the Company or any of its Subsidiaries or (as of the Closing Date) PAI or any of its Subsidiaries (including after giving effect to the Transaction) with respect to the validity, binding effect or enforceability of the Stock Purchase Agreement, any Credit Document, the Loans made hereunder, the use of proceeds hereof, or of any drawings under a Letter of Credit and the other transactions contemplated hereby. No lawsuits, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened as of the Closing Date against or affecting the Company or any Subsidiary of the Company or (as of the Closing Date) PAI or any of its Subsidiaries or any of their respective properties, assets, operations or businesses (including after giving effect to the Transaction) in which there is a probability of an adverse determination, is reasonably likely, if adversely decided, to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole or (as of the Closing Date) PAI and its Subsidiaries taken as a whole.

                  5.8 Investment Company Act. Neither the Company nor any Subsidiary of the Company is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

                  5.9 Federal Regulation. No part of the proceeds of any of the Loans or any drawing under a Letter of Credit will be used for any purpose which violates the provisions of Regulation T, U or X of the Board. Neither the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U.

                  5.10 No Default. The Company and each of its Subsidiaries have performed all material obligations required to be performed by them under their respective Contractual Obligations (including after giving effect to the Transaction) and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except to the extent that such breach or default would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries

                                                                  EXECUTION COPY

taken as a whole. Neither the Company nor any of its Subsidiaries (including after giving effect to the Transaction) is in default under any material judgment, order or decree of any Governmental Authority, domestic or foreign, applicable to it or any of its respective properties, assets, operations or business, except to the extent that any such defaults would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

                  5.11 Taxes. Each of the Company and its Subsidiaries (including after giving effect to the Transaction) has filed or caused to be filed all material tax returns which, to the best knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves (or other sufficient provisions) in conformity with GAAP have been provided on the books of the Company or its Subsidiaries (including after giving effect to the Transaction), as the case may be); no tax Lien has been filed, and, to the best knowledge of the Company, no written claim is being asserted, with respect to any such taxes, fees or other charges.

                  5.12 Subsidiaries. As of the Closing Date, the only Subsidiaries of the Company are those listed on Schedule 5.12. On the Closing Date and at all times thereafter, Holdings owns 100% of the issued and outstanding Capital Stock of the Company.

                  5.13 Ownership of Property; Liens. As of the Closing Date and as of the making of any extension of credit hereunder (subject to transfers and dispositions of property permitted under subsection 8.5) each of the Company and its Subsidiaries has good and valid title to all of its material assets (other than real property or interests in real property) in each case free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever except Permitted Liens. With respect to real property or interests in real property, as of the Closing Date, each of the Company and its Subsidiaries has (i) fee title to all of the real property listed on Schedule 5.13 under the heading "Fee Properties" (each, a "Fee Property"), and (ii) good and valid title to the leasehold estates in all of the real property leased by it and listed on
Schedule 5.13 under the heading "Leased Properties" (each, a "Leased Property"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except Permitted Liens. The Fee Properties and the Leased Properties constitute, as of the Closing Date, all of the real property owned in fee or leased by the Company and its Subsidiaries.

                  5.14 ERISA. The "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) of any Single Employer Plan of the Company or any Commonly Controlled Entity would not result in a material liability to the Company if any or all such Single Employer Plans were terminated. None of the Company, any Subsidiary of the Company or any Commonly Controlled Entity would be liable for any amount pursuant to Sections 4063 or 4064 of ERISA, if any Single Employer Plan were to terminate. Neither the

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Company nor any Commonly Controlled Entity has been involved in any transaction that would cause the Company to be subject to material liability with respect to a Single Employer Plan to which the Company or any Commonly Controlled Entity contributed or was obligated to contribute during the six-year period ending on the date this representation is made under Sections 4062 or 4069 of ERISA. Neither the Company nor any Commonly Controlled Entity has incurred any material liability under Title IV of ERISA which could become or remain a material liability of the Company after the Closing Date and the consummation of the Transaction. None of the Company, any Subsidiary of the Company, or, to the best knowledge of the Company, any director, officer or employee thereof, or any of the Plans or any trust created thereunder, or any fiduciary thereof, has engaged in a transaction or taken any other action or omitted to take any action involving any Plan which could constitute a prohibited transaction within the meaning of Section 406 of ERISA which is not otherwise exempted and which would result in a material liability to the Company, or would cause the Company to be subject to either a material liability or material civil penalty assessed pursuant to Sections 409 or 502(i) or (l) of ERISA or a material tax imposed pursuant to Sections 4975 or 4976 of the Code. Each of the Plans (to the best knowledge of the Company with respect to any Multiemployer Plan) has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code. There are no material pending or, to the best knowledge of the Company, threatened claims by or on behalf of any of the Plans or any fiduciary, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan or fiduciary for which the Company could have any material liability (other than routine claims for benefits). To the best knowledge of the Company, no condition exists, and no event has occurred with respect to any Multiemployer Plan which presents a material risk of a complete or partial withdrawal under Subtitle E of Title IV of ERISA for which the Company could have any material liability, nor has the Company or any Commonly Controlled Entity been notified that any such Multiemployer Plan is insolvent or in reorganization within the meaning of
Section 4241 of ERISA. Neither the Company nor any Commonly Controlled Entity nor any Subsidiary has been a party to any transaction or agreement to which the provisions of Section 4204 of ERISA were applicable. None of the Company, or any Commonly Controlled Entity or any of their respective Subsidiaries is obligated to contribute to a Multiemployer Plan, on behalf of any current or former employee of the Company, any Commonly Controlled Entity or such Subsidiary. The liability to which the Company, any Commonly Controlled Entity or any of their respective Subsidiaries would become subject under ERISA if all such Persons were to withdraw completely from all Plans on the Closing Date (after giving effect to the Transaction) is not in excess of $2,000,000. None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

                  5.15 Collateral Documents. (a) At all times after the execution and delivery of the Pledge Agreements and all supplements thereto, each of the Pledge Agreements and all supplements thereto is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the pledged stock described therein and, so long as stock certificates representing or constituting the pledged stock described in each of the Pledge Agreements are in the possession of the Administrative Agent, such security interest, subject to the existence of Permitted Liens and, with respect to the Company Pledge Agreement and the Subsidiary Pledge Agreement, the merger of any Subsidiary with and into the Company or another Subsidiary of the Company permitted under subsection 8.4(b) or 8.5(b), constitutes a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged stock described therein.

                  (b) At all times after the execution and delivery of the Security Agreements and all supplements thereto, each of the Security Agreements and all supplements thereto is effective to
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create in favor of the Administrative Agent, for the ratable benefit of the
Lenders, a legal, valid and enforceable security interest in the collateral described therein and Uniform Commercial Code financing statements have been filed in each of the jurisdictions listed on Schedule 5.15(b), or arrangements have been made for such filing in such jurisdictions, and upon such filing, and upon the taking of possession by the Administrative Agent of any such collateral the security interests in which may be perfected only by possession, such security interests will, subject to the existence of Permitted Liens and, with respect to the Subsidiary Security Agreement, the merger of any Subsidiary with and into the Company or another Subsidiary of the Company permitted under subsection 8.4(b) or 8.5(b), constitutes a perfected first lien on, and security interest in, all right, title and interest of the debtor party thereto in the collateral described therein, except to the extent that a security interest cannot be perfected therein by the filing of a financing statement or the taking of possession under the Uniform Commercial Code of the relevant jurisdiction.

                  5.16 Copyrights, Permits, Trademarks and Licenses. Schedule
5.16 sets forth a true and complete list of all material trademarks (registered or unregistered), trade names, service marks and copyrights and applications therefor owned, used or filed by or licensed to the Company and its Subsidiaries (after giving effect to the Transaction) and, with respect to registered trademarks (if any), contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on Schedule 5.16, the Company or a Subsidiary (after giving effect to the Transaction) owns or has the right to use, without payment to any other party, trademarks (registered or unregistered), trade names, service marks, copyrights and applications therefor referred to in such Schedule. To the best knowledge of the Company, no claims are pending by any Person with respect to the ownership, validity, enforceability or the Company's or any Subsidiary's use of any such trademarks (registered or unregistered), trade names, service marks, copyrights, or applications therefor, challenging or questioning the validity or effectiveness of any of the foregoing, in any jurisdiction, domestic or foreign.


                  5.17 Environmental Matters. Except as set forth in the Environmental Reports and except to the extent that the facts and circumstances giving rise to the failure of any of the following to be true and correct would not be reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole:

                  (a) To the best knowledge of the Company, no parcel of real property owned or operated by the Company or any of its Subsidiaries contains, and has not previously contained, in, on or under including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in amounts or concentrations that constitute or constituted a material violation of, or could reasonably give rise to material liability under, Environmental Laws.

                  (b) To the best knowledge of the Company, each parcel of real property owned or operated by the Company or any of its Subsidiaries and all operations and facilities at such properties taken as a whole are in material compliance with all Environmental Laws, and there is no contamination or violation of any Environmental Law which could materially interfere with the continued operation of, or materially impair the fair saleable value of, the such property taken as a whole.

                  (c) To the best knowledge of the Company, neither the Company nor any of its Subsidiaries has received or is aware of any complaint, notice of violation, alleged violation, or

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notice of investigation or of potential liability under Environmental Laws with regard to any parcel of real property owned or operated by the Company or any of its Subsidiaries or the operations of the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries have knowledge that any such action is being contemplated, considered or threatened.

                  (d) To the best knowledge of the Company, Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any parcel of real property owned or operated by the Company or any of its Subsidiaries, nor have any Hazardous Materials been transported from such properties, in material violation of or in a manner that could reasonably give rise to material liability under any Environmental Laws.

                  (e) There are no governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Company and its Subsidiaries, threatened, under any Environmental Law to which the Company or any of its Subsidiaries is a party with respect to any parcel of real property owned or operated by the Company or any of its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, other than permits authorizing operations at facilities at the real property, outstanding under any Environmental Law with respect to such properties.


                  5.18 Accuracy and Completeness of Information. The factual statements contained in the financial statements referred to in subsection 5.1(a), the Credit Documents, the Stock Purchase Agreement and any other certificates or documents furnished or to be furnished to the Administrative Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, do not and will not, to the best knowledge of the Company, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein, such knowledge qualification being given only with respect to factual statements made by Persons other than the Company or any of its Subsidiaries.

                  5.19 Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of the Company's and its Subsidiaries' computer systems as so reprogrammed, will be completed in all material respects by November 15, 1999. The costs to the Company and its Subsidiaries for such reprogramming and testing and for the other reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems and equipment) would not reasonably be expected to result in a Default or Event of Default or to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole. Except for any reprogramming referred to above, as may be necessary, the computer systems of the Company and its Subsidiaries are and, with ordinary course of upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their respective businesses without resulting in a material adverse effect on the business, assets, condition (financial or otherwise) or results of operation of the Company and its Subsidiaries taken as a whole.

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                  SECTION 6.  CONDITIONS PRECEDENT

                  6.1 Conditions to Initial Loans and Letters of Credit. The obligation of each Lender to make its Tranche B-2 Term Loans and the obligation of the Issuing Lender to issue any Letter of Credit on the Closing Date (which, in any event, shall be no later than November 15, 1999) are subject to the satisfaction, or waiver by such Lender, immediately prior to or concurrently with the making of such Tranche B-2 Term Loans or the issuance of such Letters of Credit, as the case may be, of the following conditions:

                  (a) Agreement; Notes. (i) The Administrative Agent shall have received a counterpart of (x) this Agreement for the Company, the Agents and the Section 4.4 Lenders, and (y) such Security Documents, Guarantees and other Credit Documents or amendments, acknowledgments and/or supplements thereto as may be necessary to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral (subject to Schedule 8.2) including, but not limited to, the Capital Stock and assets acquired by the Company and its Subsidiaries in the PAI Acquisition, each reasonably satisfactory in form and substance to the Administrative Agent, conforming to the requirements hereof and executed by a duly authorized officer of the respective parties; provided, that the stock certificates representing 100% of all of the issued and outstanding shares of Capital Stock of PAI, and the undated stock powers for each such certificate, executed in blank and delivered by a duly authorized officer of the Company, shall be delivered to the Administrative Agent in accordance with Section 7.9(a).

                  (ii) The Administrative Agent shall have received (w) a counterpart of this Agreement for each Lender duly executed and delivered by a duly authorized officer of the Company, (x) for the account of each Revolving Credit Lender (which has surrendered any notes held by such Lender in connection with the Existing Credit Agreement) requesting the same pursuant to subsection 4.13, a Revolving Credit Note of the Company conforming to the requirements hereof and executed by a duly authorized officer of the Company, (y) for the account of each Lender (which has surrendered any notes held by such Lender in connection with the Existing Credit Agreement) holding a Term Loan and requesting the same pursuant to subsection 4.13, a Term Loan Note of the Company conforming to the requirements hereof and executed by a duly authorized officer of the Company, and (z) for the account of Chase, a Swing Line Note, conforming to the requirements hereof and executed by a duly authorized officer of the Company.

                  (b) PAI Acquisition. The PAI Acquisition shall have been consummated pursuant to the Stock Purchase Agreement; all of the conditions to such documentation shall have been substantially satisfied and no material provision thereof shall have been amended, supplemented, waived or otherwise modified without the prior written consent of the Administrative Agent and the Syndication Agent, which consent shall not be unreasonably withheld.

                  (c)  Capital Structure.

                           (i) The Company and its Subsidiaries shall have no Indebtedness except as permitted by this Agreement.

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                           (ii) The execution, delivery and performance of this
         Agreement and the other Credit Documents and the related documentation with respect to the Commitments and the making of the Loans shall not violate any of the provision of any of the Permanent Subordinated Note Indenture.

                           (iii) Any changes since June 30, 1999 to the certificate of incorporation, by-laws, other governing documents and corporate structure of the Company and its Subsidiaries, in each case after giving effect to the consummation of the Transaction, shall be in form and substance satisfactory to the Agents (the execution and delivery of this Agreement by the Lenders and the Agents being deemed to evidence the satisfaction of the Agents with such of the above-referenced matters as shall have been disclosed and made available to the Agents prior to the date hereof).

                  (d) Fees. The Agents, the Lead Arrangers and the Lenders shall have received all fees, expenses and other consideration required to be paid or delivered on or before the Closing Date.

                  (e) Lien Searches. The Administrative Agent shall have received the results of searches, at the Secretary of State and local levels in Alaska, California, Idaho, Nevada, Oregon and Washington, of Uniform Commercial Code, tax and judgment filings made with respect to each of PAI, its Subsidiaries and the Seller, together with copies of financing statements disclosed by such searches and such searches shall disclose no Liens on any assets encumbered by any security document, except for Liens permitted hereunder or, if unpermitted Liens are disclosed, the Administrative Agent shall have received satisfactory evidence of release of such Liens.

                  (f) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all (i) filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents, including, but not limited to, Liens on the Capital Stock and assets acquired by the Company and its Subsidiaries in the PAI Acquisition shall have been completed, and (ii) the Administrative Agent, for the benefit of the Lenders, shall have a perfected security interest in all of the Collateral including, but not limited to, the Capital Stock and assets acquired by the Company and its Subsidiaries in the PAI Acquisition.

                  (g) Pledge Agreements. The Administrative Agent shall have received, in form and substance satisfactory to it (i) a written confirmation of the Holdings Pledge Agreement executed and delivered by a duly authorized officer of Holdings and a written confirmation of the acknowledgment and consent of the Company thereunder and (ii) a written confirmation of the Company Pledge Agreement executed and delivered by a duly authorized officer of the Company and a written confirmation of each of the acknowledgments and consents of each of the Domestic Subsidiaries thereunder, in the form annexed to the Company Pledge Agreement, and if applicable.

                  (h) Security Agreements. The Administrative Agent shall have received, in form and substance satisfactory to it (i) a written confirmation of the Company Security
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         Agreement, executed and delivered by a duly authorized officer of the
         Company and (ii) the Subsidiary Security Agreement, executed and delivered by a duly authorized officer of each of the respective Domestic Subsidiaries of the Company.

                  (i) Guarantees. The Administrative Agent shall have received, in form and substance satisfactory to it (i) a written confirmation of the Holdings Guarantee, executed and delivered by a duly authorized officer of Holdings and (ii) the Subsidiary Guarantee, executed and delivered by a duly authorized officer of each of the respective Domestic Subsidiaries of the Company.

                  (j) Legal Opinions. The Administrative Agent and the Syndication Agent shall have received, dated the Closing Date and addressed to the Agents and the Lenders, (i) an opinion of Gibson, Dunn & Crutcher LLP, counsel to Holdings and the Company, in substantially the form of Exhibit J-1 with such changes thereto as may be approved by the Administrative Agent, the Syndication Agent and their counsel, (ii) an opinion of Bryan Cave LLP, Arizona counsel to the Company, in substantially the form of Exhibit J-2 with such changes as may be approved by the Administrative Agent, the Syndication Agent and their counsel and (iii) an opinion of Ryan, Swanson & Cleveland PLLC, Washington counsel to the Company, in substantially the form of Exhibit J-3 with such changes as may be approved by the Administrative Agent, the Syndication Agent and their counsel.

                  (k) Closing Certificate. The Administrative Agent shall have received a Closing Certificate of the Company, Holdings and each Subsidiary dated the Closing Date, in substantially the form of Exhibits L-1, L-2 and L-3, respectively, with appropriate insertions and attachments, in form and substance satisfactory to the Administrative Agent and its counsel, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company, Holdings and each Subsidiary, respectively.

                  (l) Consents, Authorizations and Filings, etc. Except for financing statements to be filed in connection herewith, all consents, approvals, authorizations and filings with any Person (including, without limitation, any Governmental Authority), if any, required in connection with the Transaction, including, without limitation, the PAI Acquisition and the Amendment to permit the Company to incur the Indebtedness under the Tranche B-2 Term Loans, and the execution, delivery and performance by Holdings or the Company, and the validity and enforceability against Holdings and the Company, of the Credit Documents to which any of them is a party, shall have been obtained or made, and such consents, approvals, authorizations and filings shall be in full force and effect, except such consents, approvals, authorizations and filings, the failure to obtain which would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

                  (m) Financial Statements. The Lenders shall have received satisfactory (a) Pro Forma Balance Sheet reflecting and giving effect to the Transaction and the other transactions contemplated hereby, but excluding any purchase accounting adjustments and (b) all financial statements set forth in subsection 5.1(b), each certified by a Responsible Officer of the Company.

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                  (n) Financial Covenants. The Company and its Subsidiaries
         shall be in compliance, after giving effect to the Transaction, with the financial covenants set forth in subsections 8.8, 8.9 and 8.10 of this Agreement on a pro forma basis after giving effect to the Transaction.

                  (o) Credit Documents, Security Documents or Supplements Thereto. PAI and the Company's other Domestic Subsidiaries shall have executed Security Documents, Guarantees and other Credit Documents and/or supplements to each of the Subsidiary Guarantee, the Subsidiary Security Agreement or other Credit Documents, each in form and substance satisfactory to the Administrative Agent, whereby each of PAI and such other Domestic Subsidiaries of the Company becomes a party to such Subsidiary Guarantee, Subsidiary Security Agreement, other Security Documents or Credit Documents.

                  6.2 Conditions to All Loans and Letters of Credit. The obligation of each Lender to make any Loan (other than any Revolving Credit Loan the proceeds of which are to be used to repay Refunded Swing Line Loans) and the obligation of the Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

                  (a) Representations and Warranties. Each of the representations and warranties made in or pursuant to Section 5 or which are contained in any other Credit Document shall be true and correct in all material respects on and as of the date of such Loan or of the issuance of such Letter of Credit as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to such Loan to be made or such Letter of Credit to be issued on such Borrowing Date.

Each borrowing by the Company hereunder and the issuance of each Letter of Credit by the Issuing Lender hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing or issuance that the conditions in clauses (a) and (b) and of this subsection 6.2 have been satisfied.

                  SECTION 7.  AFFIRMATIVE COVENANTS

                  The Company hereby agrees that, so long as the Commitments remain in effect, any Loan, Note or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender or the Administrative Agent hereunder or under any of the other Credit Documents, it shall, and, in the case of the agreements contained in subsections 7.3 through 7.6, 7.8 and 7.9, the Company shall cause each of its Subsidiaries to:

                  7.1 Financial Statements. Furnish to the Administrative Agent (with sufficient copies for each Lender which the Administrative Agent shall promptly furnish to each Lender):

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                  (a) as soon as available, but in any event within 95 days
         after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of stockholders' equity and cash flows and the consolidated statements of income of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year and, in the case of the consolidated balance sheet referred to above, reported on, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, or qualification which would affect the computation of financial covenants, by independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and the portion of the fiscal year of the Company through such date, setting forth in each case in comparative form the figures for the corresponding quarter in, and year to date portion of, the previous year, and the figures for such periods in the budget prepared by the Company and furnished to the Administrative Agent, certified by the chief financial officer, controller or treasurer of the Company as being fairly stated in all material respects; and

                  (c) (i) as soon as available, but in any event not later than 30 days after the beginning of each fiscal year of the Company to which such budget relates, a preliminary consolidated operating budget for the Company and its Subsidiaries taken as a whole and (ii) as soon as available, any material revision to or any final revision of, any such preliminary annual operating budget or any such consolidated operating budget.

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and (except in the case of the statements referred to in paragraphs (b) and (c) of this subsection 7.1) in accordance with GAAP.

                  7.2 Certificates; Other Information. Furnish to the Administrative Agent (with sufficient copies for each Lender which the Administrative Agent shall promptly deliver to each Lender):

                  (a) concurrently with the delivery of the consolidated financial statements referred to in subsection 7.1(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default under subsections 4.4(b), 8.1, 8.3, and 8.6 through 8.11, except as specified in such letter;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of the chief financial officer of the Company (i) stating that, to the best of such officer's knowledge, each of the Company and its Subsidiaries has observed or performed all of its respective covenants and other agreements,

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         and satisfied every material condition, contained in this Agreement, the Notes and the other Credit Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate,
         (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of subsections 8.7 through 8.12 and any other calculations reasonably requested by the Administrative Agent with respect to the quantitative aspects of the other covenants contained herein and (iii) if not specified in the financial statements delivered pursuant to subsection 7.1, specifying the aggregate amount of interest paid or accrued by the Company and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and its Subsidiaries, during such accounting period;

                  (c) promptly upon receipt thereof, copies of all final reports submitted to the Company or to any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

                  (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available to holders of the Permanent Subordinated Debt and the public generally by the Company or any of its Subsidiaries, if any, and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;

                  (e) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a management summary describing and analyzing the performance of the Company and its Subsidiaries during the periods covered by such financial statements;

                  (f) within 45 days after the end of each fiscal quarter, a summary of all Asset Sales during such fiscal quarter including the amount of all Net Proceeds from such Asset Sales not previously applied to prepayments of the Loans and reductions of the Commitments pursuant to the proviso to subsection 4.4(b)(iii); and

                  (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities of whatever nature including tax liabilities, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or any of its Subsidiaries, as the case may be, (b) for delinquent obligations which do not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and (c) for trade and other accounts payable in the ordinary course of business.


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                  7.4 Conduct of Business and Maintenance of Existence. Continue
to engage in business of the same general type as now conducted by it (after giving effect to the Transaction), and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, material privileges, franchises, copyrights, trademarks and trade names necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, copyrights, trademarks and tradenames the loss of which would not in the aggregate have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and except as otherwise permitted by subsections 8.4 and 8.5; and comply with all applicable
Requirements of Law and Contractual Obligations except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

                  7.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); and

                  (b) Maintain with financially sound and reputable insurance companies (x) insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks (but including, in any event, public liability insurance) as are usually insured against in the same general area, by companies engaged in the same or a similar business and (y) flood insurance, if required, and furnish to each Lender, (i) annually, a schedule disclosing all insurance against products liability risk maintained by the Company and its Subsidiaries pursuant to this subsection 7.5(b) or otherwise and (ii) upon written request of any Lender, full information as to the insurance carried; provided that the Company may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

                  7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, complete and correct entries in conformity with all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender upon reasonable notice (but, with respect to all Lenders, no more frequently than monthly unless a Default or Event of Default shall have occurred and be continuing) to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records, and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and (in coordination with such officers and employees) with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired.

                  7.7 Notices. Promptly give notice to the Administrative Agent and each Lender:

                  (a)  of the occurrence of any Default or Event of Default;

                  (b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of the Company or any of its Subsidiaries which default or event of default has not been waived and would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company

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         and its Subsidiaries taken as a whole, or any other default or event of default under any such instrument, agreement, guarantee or other collateral document which, but for the proviso to clause (e) of Section 9, would have constituted a Default or Event of Default under this Agreement, or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against the Company or any of its Subsidiaries by any Governmental Authority, which in any such case would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole;

                  (c) of any litigation or proceeding against the Company or any of its Subsidiaries (i) in which more than $2,000,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole;

                  (d) of the following events, as soon as practicable after, and in any event within 30 days after, the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan which Reportable Event could reasonably result in material liability to the Company and its Subsidiaries taken as a whole or (ii) the institution of proceedings or the taking of any other action by PBGC, the Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of the Plan, in each of the foregoing cases which could reasonably result in material liability to the Company and its Subsidiaries taken as a whole, and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of a Responsible Officer of the Company setting forth details as to such Reportable Event and the action that the Company or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

                  (e) of a material adverse change known to the Company or its Subsidiaries in the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection 7.7 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (d)) stating what action the Company proposes to take with respect thereto.

                  7.8 Environmental Laws. (a) Comply with, and use reasonable efforts to insure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so would not be reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the

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Company and its Subsidiaries taken as a whole, or on the validity or enforceability of any of the Credit Documents or the rights and remedies of the Administrative Agent or the Lenders thereunder;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, lawfully required under applicable Environmental Laws, and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings; and

                  (c) In regard to this Agreement or in any way relating to the Company or its Subsidiaries or their current or former operations, defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to Hazardous Material or Environmental Laws, including, without limitation, any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, remediation costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this subsection 7.8(c) shall survive repayment of the Loans and all other amounts payable hereunder.

                  7.9 Receipt of Stock Certificates and Subsidiary Guarantee, Subsidiary Security Agreement and Subsidiary Pledge Agreement or Supplements Thereto. (a) As soon as practicable, but in any event not more than three Business Days following the Closing Date, deliver to the Administrative Agent stock certificates representing 100% of all of the issued and outstanding shares of Capital Stock of PAI, together with undated stock powers for each such certificate executed in blank and delivered by a duly authorized officer of the Company.

                  (b) As soon as practicable, deliver to the Administrative Agent (i) stock certificates representing 100% of all issued and outstanding shares of Capital Stock of all Subsidiaries of the Company and undated stock powers for each such certificate, executed in blank and delivered by a duly authorized officer of the Company, and (ii) executed supplements to the Subsidiary Guarantee and the Subsidiary Security Agreement and executed Subsidiary Pledge Agreement and/or supplements thereto, as applicable, each in form and substance satisfactory to the Administrative Agent, whereby such Subsidiaries, of which the stock certificates, stock powers, relevant Security Documents and/or supplements to such Security Documents have not been previously delivered to the Administrative Agent, become party to such Subsidiary Guarantee, Subsidiary Security Agreement and Subsidiary Pledge Agreement.

                  SECTION 8.  NEGATIVE COVENANTS

                  The Company hereby agrees that it shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly so long as the Commitments remain in effect or any Loan, Note or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other

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amount is owing to any Lender or the Administrative Agent hereunder or under any other Credit Document (it being understood that each of the permitted exceptions to each of the covenants in this Section 8 is in addition to, and not overlapping with, any other of such permitted exceptions except to the extent expressly provided):

                  8.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) the Indebtedness outstanding on the Closing Date and reflected on Schedule 8.1(a), but excluding the refinancing of any such Indebtedness;

                  (b) Indebtedness consisting of the Loans and in connection with the Letters of Credit and this Agreement;

                  (c) Indebtedness (i) of the Company to any Subsidiary and (ii) of any Subsidiary to the Company or any other Subsidiary;

                  (d) Indebtedness consisting of the Permanent Subordinated Debt outstanding on the Closing Date and Indebtedness of the Company in respect of any Permanent Subordinated Debt the net proceeds of which are used to prepay, redeem, retire or repurchase the outstanding principal amount of the then outstanding Permanent Subordinated Debt (if any) (including fees and expenses in connection therewith) or to prepay the Loans and reduce the Commitments in accordance with subsection 4.4(b)(ii), provided that, to the extent there are additional Net Proceeds remaining after any such repayment, redemption, retirement or repurchase of the then outstanding Permanent Subordinated Debt, or to the extent such Net Proceeds are not used to repay, redeem, retire or repurchase the then outstanding Permanent Subordinated Debt, such Net Proceeds shall be used to prepay the Loans and reduce the Commitments in accordance with subsection 4.4(b)(ii);

                  (e) (i) Indebtedness of the Company and its Subsidiaries for
         (A) industrial revenue bonds or other similar governmental and municipal bonds and (B) the deferred purchase price of newly acquired property of the Company and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or otherwise) used in the ordinary course of business of the Company and its Subsidiaries (provided such financing is entered into within 270 days of the acquisition of such property) in an amount (based on the remaining balance of the obligations therefor on the books of the Company and its Subsidiaries) which in the case of preceding clauses
         (A) and (B) shall not exceed $10,000,000 in the aggregate at any one time outstanding and (ii) Indebtedness of the Company and its Subsidiaries in respect of Financing Leases to the extent subsections
         8.7 and 8.10 would not be contravened;

                  (f) Indebtedness of the Company and Subsidiaries in aggregate principal amount not to exceed at any one time outstanding $20,000,000;

                  (g) Indebtedness in respect of letters of credit (other than Letters of Credit issued hereunder) in aggregate principal amount not to exceed at any one time outstanding $10,000,000;

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                  (h) (i) Indebtedness assumed in connection with acquisitions permitted by subsection 8.6(h) (so long as such Indebtedness was not incurred in anticipation of such acquisitions), (ii) Indebtedness of newly acquired Subsidiaries acquired in such acquisitions (so long as such Indebtedness was not incurred in anticipation of such acquisition) and (iii) Indebtedness owed to the seller in any acquisition permitted by subsection 8.6(h) constituting part of the purchase price thereof, all of which Indebtedness permitted by this subsection 8.1(h) shall not exceed an aggregate principal amount at any one time outstanding of $25,000,000;

                  (i) Indebtedness in connection with workers' compensation obligations and general liability exposure of the Company and its Subsidiaries; and

                  (j) subordinated Indebtedness in aggregate principal amount not to exceed at any one time outstanding $25,000,000 plus any additional principal amount of such subordinated Indebtedness issued in lieu of cash interest thereon (and any refinancing thereof shall be permitted in the amount of such sum), which subordinated Indebtedness
         (i) is subordinated to the Indebtedness hereunder on terms not less favorable to the Lenders than the subordination provisions of the Permanent Subordinated Debt, (ii) has an interest rate not exceeding 12% per annum and (iii) has a maturity date after the Maturity Date.

                  8.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

                  (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are bonded or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements (including, without limitation, reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially detract from the aggregate (i) value of the properties of the Company and its Subsidiaries, taken as a whole or (ii) materially interfere

                                                                  EXECUTION COPY

         with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

                  (f) Liens in favor of the Administrative Agent and the Lenders pursuant to the Credit Documents and bankers' liens arising by operation of law;

                  (g) Liens on property of the Company or any of its Subsidiaries created solely for the purpose of securing Indebtedness permitted by subsection 8.1(e) or 8.1(h)(i) or (ii) (so long as such Lien was not incurred in anticipation of the related acquisition), representing or incurred to finance, refinance or refund the purchase price of property, provided that no such Lien shall extend to or cover other property of the Company or such Subsidiary other than the respective property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property;

                  (h) Liens existing on the Closing Date after giving effect to the consummation of the Transaction, and described in subsection 5.13 or Schedule 8.2, provided that no such Lien shall extend to or cover other property of the Company or the respective Subsidiary other than the respective property so encumbered, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original principal amount of the Indebtedness so secured;

                  (i) Liens on documents of title and the property covered thereby (and Proceeds thereof) securing Indebtedness in respect of the Commercial L/Cs or securing reimbursement obligations in respect of letters of credit permitted under this Agreement;

                  (j) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary of the Company has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

                  (k) Liens in connection with workers' compensation obligations and general liability exposure of the Company and its Subsidiaries; and

                  (l) Liens on Fee Properties and/or Leased Properties consisting of (i) any conditions that may be shown by a current, accurate survey or physical inspection of such Fee Property or Leased Property, (ii) as to Leased Property, the terms and provisions of the respective lease therefor and any matters affecting the fee title and any estate superior to the leasehold estate related thereto, and (iii) title defects, or leases or subleases granted to others, which are not material to the Fee Properties or Leased Properties, as the case may be, taken as a whole.

                  8.3 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation except:

                  (a)  the Guarantees;

                  (b) other guarantees by the Company incurred in the ordinary course of business for an aggregate amount not to exceed $20,000,000 at any one time;

                                                                  EXECUTION COPY

                  (c) guarantees by the Company of obligations of its Subsidiaries;

                  (d) Contingent Obligations existing on the Closing Date and described in Schedule 8.3(d);

                  (e) guarantees of obligations to third parties in connection with relocation of employees of the Company or any of its Subsidiaries, in an amount which, together with all loans and advances made pursuant to subsection 8.6(f), shall not exceed $4,000,000 at any time outstanding;

                  (f) Contingent Obligations in connection with workers' compensation obligations and general liability exposure of the Company and its Subsidiaries; and

                  (g) subordinated guarantees of the Permanent Subordinated Debt issued by Subsidiaries of the Company which have also issued Guarantees, provided such subordinated guarantees are subordinated to the Guarantees on the same basis as the Permanent Subordinated Debt is subordinated to the Loans;

                  (h) guarantees by the Company of loans to employees of the Company and its Subsidiaries, the proceeds of which are used to purchase stock of Holdings, in an aggregate amount not to exceed, when added to the amount of loans made by the Company to employees pursuant to subsection 8.6(g), at any one time outstanding $8,000,000; and

                  (i) guarantees by the Company of loans to employees of the Company and its Subsidiaries, the proceeds of which are used for travel and other ordinary expenses for which advances to employees are generally made, in an aggregate amount not to exceed, when added to the amount of loans made by the Company to employees pursuant to subsection 8.6(i), at any one time outstanding $1,000,000.

                  8.4 Prohibition of Fundamental Changes. Enter into any merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or engage in any type of business other than of the same general type now conducted by it, except (a) for the transactions otherwise permitted pursuant to clause (b) of subsection 8.5, (b) any Subsidiary of the Company may be merged with and into the Company or a Subsidiary of the Company, (c) any Subsidiary may be dissolved, provided, however, that prior to the dissolution of any Subsidiary whose book value exceeds $100,000, the assets of such Subsidiary are transferred to the Company or a wholly-owned Domestic Subsidiary of the Company subject to the conditions set forth in subsection 8.5(b) and (d) the Company may be reincorporated under the laws of Delaware, provided that the Administrative Agent, in its sole discretion, determines that such reincorporation will not alter the obligations of any Credit Party under any Credit Document or cause a material impairment of the value of the Collateral taken as a whole, after giving effect to such reincorporation.

                  8.5 Prohibition on Sale of Assets. Convey, sell, lease (other than a sublease of real property), assign, transfer or otherwise dispose of (including through a transaction of merger or consolidation of any Subsidiary of the Company) any of its property, business or assets (including, without limitation, tax benefits and receivables but excluding leasehold interests), whether now owned or hereafter acquired, except:

                                                                  EXECUTION COPY

                  (a) for (i) sales or other dispositions of inventory made in the ordinary course of business, (ii) sales or other dispositions of uneconomic, obsolete or worn-out property in the ordinary course of business and (iii) any sale of a store and/or fixtures to a third party pursuant to a sale-leaseback transaction;

                  (b) that any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, or merge with and into, the Company or a wholly-owned Subsidiary of the Company and any Subsidiary of the Company may sell or otherwise dispose of, or part with control of any or all of, the stock of any Subsidiary to a wholly-owned Subsidiary of the Company, provided that no such transaction may be effected if it would result in the transfer of any assets of, or any stock of, a Subsidiary to, or the merger with and into, another Subsidiary all of the Capital Stock of which owned by the Company or any Subsidiary has not been pledged to the Administrative Agent and which has not guaranteed the obligations of the Company under the Notes and this Agreement, and granted liens or security interests in favor of the Administrative Agent, for the benefit of the Lenders, on substantially all of its assets to secure such guarantee, pursuant to a guarantee, security agreement and other documentation reasonably satisfactory to the Administrative Agent;

                  (c) leases of Fee Properties and other real property owned in fee and subleases of Leased Properties;

                  (d) any condemnation or eminent domain proceedings affecting any real property, provided, however, that the parties hereto agree that the net proceeds received in connection with such proceeding shall be deemed not to constitute "Net Proceeds" if such net proceeds are reinvested in new or existing properties within eighteen months;

                  (e) substantially like-kind exchanges of real property, provided that any cash received by the Company or any Subsidiary of the Company in connection with such an exchange (net of all costs and expenses incurred in connection with such transaction or with the commencement of operation of real property received in such exchange) shall be deemed to be Net Proceeds and shall be applied as provided for herein; and

                  (f) for the sale or other disposition of any property the aggregate amount of the net proceeds received in respect of which shall not exceed $4,000,000; and

                  (g) for the sale of owned real property and/or fixtures.

                  8.6 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment (except as provided in subsection 8.13) in (including, without limitation, any acquisition of all or any substantial portion of the assets, and any acquisition of a business or a product line, of other companies, other than the acquisition of inventory in the ordinary course of business), any Person, except:

                  (a) the Company may make loans or advances to any Subsidiary, and any Subsidiary may make loans or advances to the Company or any other Subsidiary, to the

                                                                  EXECUTION COPY

         extent in each case the Indebtedness created thereby is permitted by paragraph (c) of subsection 8.1;

                  (b) (i) any Subsidiary may make investments in the Company (by way of capital contribution or otherwise) and (ii) the Company and any Subsidiary may make investments in, or create, any wholly-owned Domestic Subsidiary (by way of capital contribution or otherwise) or make investments permitted by subsection 8.5(b), provided that, in any such case, (x) if stock is issued or otherwise acquired in connection with such investment, or if the stock of such Subsidiary was not previously pledged to the Administrative Agent, such stock is pledged to the Administrative Agent for the benefit of the Lenders so that 100% of the Capital Stock of such Subsidiary is pledged to the Administrative Agent and (y) such Subsidiary guarantees the obligations of the Company under the Notes and this Agreement, and grants liens or security interests in favor of the Administrative Agent, for the benefit of the Lenders, on substantially all of its assets to secure such guarantee, pursuant to a guarantee, a security agreement and other documentation reasonably satisfactory to the Administrative Agent;

                  (c) the Company and its Subsidiaries may invest in, acquire and hold Cash Equivalents;

                  (d) the Company or any of its Subsidiaries may make payroll advances in the ordinary course of business;

                  (e) the Company or any of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (provided that nothing in this clause (e) shall prevent the Company or any Subsidiary from offering such concessionary trade terms, or from receiving such investments in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances); and

                  (f) the Company or any of its Subsidiaries may make relocation and other loans to officers and employees of the Company or any such Subsidiary, provided that the aggregate principal amount of all such loans and advances outstanding at any one time, together with the guarantees of such loans and advances made pursuant to subsection 8.3(e), shall not exceed $4,000,000 at any one time outstanding;

                  (g) the Company may make loans to employees of the Company and its Subsidiaries the proceeds of which are used by such employees to purchase stock of Holdings, provided that the aggregate principal amount of all such loans shall not exceed, together with any guarantees of loans made pursuant to subsection 8.3(h), at any one time outstanding $8,000,000;

                  (h) the Company and its Subsidiaries may make acquisitions of companies engaged primarily in businesses similar to the businesses in which the Company and its Subsidiaries are engaged to the extent that the amount expended to make such acquisitions is permitted pursuant to subsection 8.7 (a), (b) or (d); provided that, if permitted pursuant to clause (b) of

                                                                  EXECUTION COPY

         subsection 8.7, the acquisitions shall be permitted only if the Company complies with the covenants contained in subsections 8.8, 8.9 and 8.10 of this Agreement on a pro forma basis after giving effect to such acquisitions; and

                  (i) the Company may make loans to employees of the Company and its Subsidiaries, the proceeds of which are used by such employees for travel and other ordinary expenses for which advances to employees are generally made in an aggregate principal amount not to exceed when added to the amount of guarantees made by the Company pursuant to subsection 8.3(i), at any one time outstanding $1,000,000.

                  8.7 Capital Expenditures. Make or commit to make any Capital Expenditures, except that the Company and its Subsidiaries may make or commit to make Capital Expenditures

                  (a) in connection with the Big Wheel Acquisition and the PAI Acquisition; plus

                  (b) consisting of acquisitions of companies engaged primarily in businesses similar to the businesses in which the Company and its Subsidiaries are engaged, in an aggregate amount of $50,000,000; plus

                  (c) consisting of investments in the development of new or relocated stores in an aggregate amount not to exceed at any one time $50,000,000, against which amount shall be credited any funds from the subsequent sale of any real property (including leasehold interests) or fixtures purchased or developed in connection therewith; plus


                  (d) of any other type in amounts not exceeding the amount set forth below (the "Base Amount") for each of the fiscal years of the Company (or other period) set forth below:

                   Fiscal Year
                    or Period                                  Base Amount
                    ---------                                  -----------
                   1998                                        $30,000,000
                   1999                                        $50,000,000
                   Each fiscal year thereafter                 $45,000,000


         provided, however, that (i) for any fiscal year of the Company, the Base Amount for such fiscal year set forth above shall be increased by an amount equal to the aggregate amount of proceeds received by the Company or any of its Subsidiaries in such fiscal year with respect to sales of real property by the Company or such Subsidiary, which real property had been originally acquired or developed by the Company or such Subsidiary with the proceeds of Revolving Credit Loans, but only if such acquisition and development costs had been originally included as Capital Expenditures in the fiscal year or years when such acquisition and development costs were incurred and (ii) for any fiscal year of the Company, the Base Amount for such fiscal year set forth above (as increased with respect to such fiscal year pursuant to clause
         (i) of this proviso) may be increased by an amount not in excess of $15,000,000 by carrying over to such fiscal year the unused portion of the Base Amount for the immediately preceding fiscal year (as increased pursuant to this proviso).

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         8.8 Consolidated EBITDA. At the last day of any fiscal quarter, permit
Consolidated EBITDA for the period of four fiscal quarters ending on such day to be less than $85,000,000.

         8.9 Debt to EBITDA. (a) At the last day of any fiscal quarter set forth below, permit the ratio of Consolidated Funded Indebtedness as at such day to Consolidated EBITDA for the period of four fiscal quarters ending on such day (the "Leverage Ratio") to be greater than the ratio set forth below for such fiscal quarter; provided, that, with respect to any acquisition permitted by subsection 8.6(h), the last four fiscal quarters of Consolidated EBITDA (as may be adjusted for post-acquisition cost savings reasonably agreed to by the Company and the Administrative Agent) of the acquired company shall be added to the Consolidated EBITDA of the Company for the purposes of calculating this ratio:

             Fiscal Year                      Fiscal Quarter                            Ratio
             -----------                      --------------                            -----
                1999                             Second                               4.50 to 1
                                                 Third                                4.50 to 1
                                                 Fourth                               4.50 to 1
                2000                             First                                4.50 to 1
              2000-2003                          Each fiscal quarter                  4.00 to 1
                                                 thereafter

                  (b) In the event the Company elects to prepay the Permanent Subordinated Debt in excess of $30,000,000 as provided for in clause (x)(2) of subsection 8.13, at the time of such prepayment and at all times thereafter, the ratio of Consolidated Senior Funded Indebtedness (after giving pro forma effect to any redemption, repayment or repurchase of Permanent Subordinated Debt as provided in subsection 8.13 and the incurrence of any Consolidated Senior Funded Indebtedness in connection therewith) to Consolidated EBITDA for the four fiscal quarters most recently ended for which financial information is available shall be at or less than 3.25 to 1, which ratio shall be tested on a quarterly basis.

         8.10 Interest Coverage. At the last day of any fiscal quarter set forth below, permit the Interest Coverage Ratio to be less than the ratio set forth below for such fiscal quarter:

                                                                                      Interest
                                                                                      Coverage
             Fiscal Year                      Fiscal Quarter                            Ratio
             -----------                      --------------                            -----
                1999                             Second                               2.25 to 1
                                                 Third                                2.25 to 1
              1999-2003                          Each fiscal quarter                  2.75 to 1
                                                 thereafter

         8.11 Limitation on Dividends. Declare any dividends on any shares of any class of stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock, or any warrants or options to purchase such stock, whether now or hereafter outstanding, or make any

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other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any of its Subsidiaries; except that:

                  (a) Subsidiaries may pay dividends to the Company or to Subsidiaries which are directly or indirectly wholly owned by the Company;

                  (b) the Company may pay or make dividends or distributions to any holder of its capital stock in the form of additional shares of Capital Stock of the same class and type, provided such shares of Capital Stock are pledged to the Administrative Agent for the benefit of the Lenders;

                  (c) the Company may pay dividends or make other distributions:

                           (i) to Holdings in amounts equal to amounts required
                  for Holdings to pay franchise taxes and other fees required to maintain its corporate existence and provide for other operating costs;

                           (ii) to Holdings in amounts equal to amounts required
                  for Holdings to pay Federal, state and local income taxes to the extent such income taxes are attributable to the income of the Company and its Subsidiaries; and

                           (iii) to Holdings in amounts equal to amounts
                  expended by Holdings to repurchase Capital Stock of Holdings owned by former employees of the Company or its Subsidiaries or their assigns, estates and heirs, provided that the aggregate amount paid, loaned or advanced to Holdings pursuant to this clause (iii) shall not, in the aggregate, exceed the sum of $5,000,000 plus any amounts contributed by Holdings to the Company as a result of resales of such repurchased shares of Capital Stock.

         8.12 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except for transactions which are otherwise permitted under this Agreement and which are in the ordinary course of the Company's or a Subsidiary's business and which are upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate; provided, however, that nothing in this subsection 8.12 shall prohibit the Company or any of its Subsidiaries from engaging in the following transactions: (x) the performance of the Company's or such Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course, (y) payment of compensation to employees, officers, directors or consultants in the ordinary course of business and (z) maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans.

         8.13 Prepayments and Amendments of Permanent Subordinated Debt. (a) Optionally prepay, optionally retire, optionally redeem, optionally purchase, optionally defease or optionally exchange, or make any mandatory prepayment or any mandatory repurchase of any Permanent Subordinated Debt (other than (y) any refinancing of the Permanent Subordinated Debt
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contemplated in the definition thereof and (z) any redemption of the Permanent
Subordinated Debt with the proceeds of the issuance of Capital Stock to the extent permitted by subsection 4.4(b)) or pay any interest on the Permanent Subordinated Debt in cash if such interest may be paid by the issuance of additional Permanent Subordinated Debt or (b) amend, supplement or otherwise modify any documentation governing any Permanent Subordinated Debt (other than (i) amendments to such Permanent Subordinated Debt which reduce the interest rate or extend the maturity thereof and (ii) waivers of compliance by the Company with any of the terms or conditions of such Permanent Subordinated Debt (except those terms or conditions which by their terms run to the benefit of the Lenders)). Notwithstanding anything to the contrary in this subsection 8.13 and in addition to that which is permitted pursuant to the parenthetical in clause
(a) of this subsection 8.13, (x) so long as there is no Default or Event of Default existing and no Default or Event of Default (except as would result from this subsection 8.13 but for the last sentence hereof) would result therefrom, the Company may redeem, repay or repurchase (1) up to $30,000,000 aggregate principal amount of the Permanent Subordinated Debt (which amount shall be in addition to $15,000,000 aggregate principal amount of Permanent Subordinated Debt allowed to be repurchased pursuant to clause (y) below) and (2) in excess of $30,000,000 aggregate principal amount of Permanent Subordinated Debt so long as the ratio of Consolidated Senior Funded Indebtedness (after giving pro forma effect to any redemption, repayment or repurchase of Permanent Subordinated Debt as provided herein and the incurrence of any Consolidated Senior Funded Indebtedness in connection therewith) to Consolidated EBITDA for the four fiscal quarters most recently ended for which financial information is available shall be at or less than 3.25 to 1 and if the Company complies with the covenant in subsection 8.9(b); and may amend, supplement or otherwise modify such documents governing the Permanent Subordinated Debt as may be necessary to effect such redemption, repayment or repurchase pursuant to this clause (x), and (y) upon the occurrence of a "change of control" as defined in the Permanent Subordinated
Note Indenture, so long as there is no Default or Event or Default existing and no Default or Event of Default would result therefrom, the Company may repurchase up to $15,000,000 of the Permanent Subordinated Debt as required under the Permanent Subordinated Note Indenture without resulting in a breach of the covenant set forth in this subsection 8.13 whereby mandatory repurchase of Permanent Subordinated Debt is prohibited.

         8.14 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than the Sunday closest to January 31.

         8.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company is engaged on the Closing Date or which are directly related thereto.

         8.16 Limitation on Interest Rate Agreements. Enter into, create, incur, assume or suffer to exist any Interest Rate Agreements or obligations in respect thereof except in the ordinary course of business for non-speculative purposes.


         SECTION 9. EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following events:
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                  (a) The Company shall fail (i) to pay any principal of any
         Note when due in accordance with the terms hereof or thereof or to reimburse the Issuing Lender in accordance with subsection 3.8 or (ii) pay any interest on any Loan or any other amount payable hereunder within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Credit Party in any Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Company shall default in the observance or performance of any agreement contained in subsection 7.7(a) or Section 8 of this Agreement or Holdings shall default in the observance or performance of any agreement contained in Section 5 of the Holdings Pledge Agreement or the Company shall default in the observance or performance of any agreement contained in subsections 5(a), (h) through (k) and (o) of the Company Security Agreement or Holdings shall default in the observance or performance of any agreement contained in Section 10 of the Holdings Guarantee, or, with respect to any Subsidiary which becomes a Credit Party on or after the Closing Date, the Company or such Subsidiary shall default in the observance or performance of the corresponding provisions of the pledge agreement, guarantee and security agreement to which it is a party; or

                  (d) Any Credit Party shall default in the observance or performance of any other agreement contained in any Credit Document and such default shall continue unremedied for a period of 30 days; or

                  (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on or other amounts in respect of any Indebtedness (other than the Loans, the L/C Obligations and any inter-company debt) or Interest Rate Agreement or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Contingent Obligation to become payable, any applicable grace period having expired; in each case, provided that the aggregate principal amount of all such Indebtedness, Interest Rate Agreements and Contingent Obligations under which a payment default exists as in (a) above or which would then become due or payable equals or exceeds $10,000,000; or

                  (f) (i) The Company or any of its Subsidiaries or Holdings shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as
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         bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries or Holdings shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries or Holdings any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries or Holdings any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries or Holdings shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Company or any of its Subsidiaries or Holdings shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which is not otherwise exempted, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall incur any material liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions relating to a Plan, if any, would be reasonably likely to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole; or

                  (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

                  (i) Any Credit Document shall cease, for any reason, to be in full force and effect or any Credit Party or any of its Subsidiaries shall so assert in writing, or any Pledge Agreement or Security Agreement shall cease to be effective to grant a perfected Lien on the collateral described therein with the priority purported to be created thereby (other than as a result of any action or inaction on the part of the Administrative Agent or the Lenders), subject to such exceptions as may be permitted therein, and in the case of any Security
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         Agreement such condition shall continue unremedied for 30 days after notice thereof to the Company by the Administrative Agent or any Lender; or

                  (j) There shall have occurred a Change of Control; or

                  (k) Holdings shall engage in any business or activity other than owning the Capital Stock of the Company and activities reasonably incidental thereto;

                  (l) (i) There shall have occurred any amendment, supplement or other modification of any of the Permanent Subordinated Debt or the documents governing such Permanent Subordinated Debt, which in any such case shall not have been consented to in advance in writing by the Administrative Agent and the Required Lenders, except (A) as otherwise expressly permitted by subsection 8.13 or (B) to the extent such amendment, supplement or modification gives effect to any prepayment, retirement or redemption of Permanent Subordinated Debt expressly permitted by this Agreement or (ii) the subordination provisions of any document governing any Permanent Subordinated Debt shall cease, for any reason, to be valid or any Credit Party or any of its Subsidiaries shall so assert in writing;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically (i) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Credit Documents shall immediately become due and payable, and (ii) all obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and the Issuing Lender's obligations to issue the Letters of Credit shall immediately terminate and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Commitments and the Issuing Lender's obligations to issue the Letters of Credit to be terminated forthwith, whereupon the Commitments and such obligations shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Company, (A) declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (B) declare all or a portion of the obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that the Company discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations. All payments under this Section 9 on account of undrawn Letters of Credit shall be made by the Company directly to a cash collateral account established by the Administrative Agent for such purpose for application to the Company's reimbursement obligations under subsection 3.8 as drafts are presented under the Letters of Credit, with the balance, if any, to be applied to the Company's obligations under this Agreement and the Notes as the Administrative Agent shall determine with the approval of the Required Lenders. Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.
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 SECTION 10. THE ADMINISTRATIVE AGENT; THE ISSUING LENDER; OTHER AGENTS

         10.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase as the Administrative Agent, DLJ as the Syndication Agent and Lehman as the Documentation Agent under this Agreement and irrevocably authorizes Chase as Administrative Agent for such Lender, to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Syndication Agent nor the Documentation Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against the Administrative Agent, the Syndication Agent or the Documentation Agent.

         10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each of the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in subsection 10.3.

         10.3 Exculpatory Provisions. None of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with the Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Documents or for any failure of any Credit Party to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Credit Document or to inspect the properties, books or records of any Credit Party.

         10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, the writings maintained in the Register, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or
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concurrence of the Required Lenders (or, where a higher percentage of the
Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Credit Document in accordance with a request of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.6 Non-Reliance on Administrative Agent, Syndication Agent, Documentation Agent and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the Syndication Agent, the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Syndication Agent, the Documentation Agent or any such Person hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Syndication Agent, the Documentation Agent or any such Person to any Lender. Each Lender represents to the Administrative Agent, the Syndication Agent and the Documentation Agent that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent or any such Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings, the Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent or any such Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Holdings, the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
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         10.7 Indemnification. The Lenders agree to indemnify each of the
Administrative Agent, the Syndication Agent, the Documentation Agent and the Lead Arrangers in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do
so), ratably according to the respective amounts of their respective Commitments (or, to the extent such Commitments have been terminated, according to the respective outstanding principal amounts of the Loans and the L/C Obligations and the respective obligations, whether as Issuing Lender or a Participating Lender, under the Letter of Credit), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent, the Syndication Agent, the Documentation Agent or any Lead Arranger in any way relating to or arising out of the Credit Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent, the Syndication Agent, the Documentation Agent or any Lead Arranger under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's, the Syndication Agent's, the Documentation Agent's or either of the Lead Arranger's respective gross negligence or willful misconduct. The agreements in this subsection 10.7 shall survive the payment of the Notes and all other amounts payable hereunder.

         10.8 The Administrative Agent, Syndication Agent and Documentation Agent, Each in its Individual Capacity. The Administrative Agent, the Syndication Agent, the Documentation Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings, the Company and its Subsidiaries as though the Administrative Agent was not the Administrative Agent hereunder, the Syndication Agent was not the Syndication Agent and the Documentation Agent was not the Documentation Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to either of them, the Administrative Agent, the Syndication Agent and the Documentation Agent shall each have the same rights and powers, duties and liabilities under the Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, the Syndication Agent and the Documentation Agent, respectively, and the terms "Lender" and "Lenders" shall include the Administrative Agent, the Syndication Agent and the Documentation Agent in their respective individual capacities.

         10.9 Successor Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under the Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall, so long as no Event of Default has occurred and is continuing, be approved by the Company, which shall not unreasonably withhold its approval, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor agent effective upon its appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Credit Documents.
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         10.10 Issuing Lender as Issuer of Letters of Credit. Each Lender which is a holder of a Revolving Credit Commitment (collectively "Revolving Credit Lenders") hereby acknowledges that the provisions of this Section 10 shall apply to the Issuing Lender, in its capacity as issuer of the Letters of Credit, in the same manner as such provisions are expressly stated to apply to the Administrative Agent, except that obligations to indemnify the Issuing Lender shall be ratable among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the outstanding principal amount of their respective Revolving Credit Loans and L/C Obligations and their respective participating interests in the outstanding Letters of Credit).


         SECTION 11. MISCELLANEOUS

         11.1 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, no Credit Document nor any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 11.1. With the written consent of the Required Lenders, the Administrative Agent and the respective Credit Parties or their Subsidiaries may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to any Credit Document to which they are parties or changing in any manner the rights of the Lenders or of any such Credit Party or its Subsidiaries thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of any such Credit Document or any Default or Event of Default and its consequences; provided, however, that:

                  (a) no such waiver and no such amendment, supplement or modification shall release collateral not required or permitted by any Credit Document to be released and which, in the aggregate with all other collateral released pursuant to this clause (a) (other than collateral released pursuant to the proviso to this clause (a)) during the calendar year in which such proposed release would be effected and the immediately preceding calendar year, has fair market value on the proposed date of release in excess of 20% of the fair market value of all collateral on such date without the written consent of the Supermajority Lenders; provided that, notwithstanding the foregoing, this clause (a) shall not be applicable to and no consent shall be required for (i) releases of collateral in connection with any Asset Sales permitted by subsection 8.5, (ii) releases of collateral in accordance with subsection 11.11 or (iii) upon the reincorporation of the Company or any Subsidiary in a new jurisdiction or the creation of a new Subsidiary of the Company, any release of collateral in connection with the transfer of such released collateral to such reincorporated entity or new Subsidiary in compliance with subsection 8.4, provided that the Administrative Agent, in its sole discretion, determines that such release and transfer, together with any grant and perfection of a new Lien therein in favor of the Administrative Agent, will cause no material impairment of the value of the collateral taken as a whole, after giving effect to such release and transfer;

                  (b) no such waiver and no such amendment, supplement or modification shall extend the final maturity date of any Note or the scheduled payment date of any installment of any Loan, or reduce the rate or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce any fee payable to the Lenders hereunder, or reduce the principal amount thereof, or change the amount of any Lender's
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         Commitment or Commitment Percentage, or amend, modify or waive any provision of subsection 4.9(b) or this subsection 11.1 or reduce the percentage specified in the definition of Required Lenders or reduce the percentage specified in the definition of Supermajority Lenders or reduce the percentage specified in the definition of Section 4.4 Lenders or consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document, in each case, without the prior written consent of each Lender directly affected thereby;

                  (c) no such waiver and no such amendment, supplement or modification affecting the then Administrative Agent or Issuing Lender shall amend, modify or waive any provision of Section 10 without the written consent of such Administrative Agent or Issuing Lender;

                  (d) without the consent of the Lenders which are holders of the Revolving Credit Loans only, the Lenders which are holders of all the Term Loans may amend this Agreement and the Term Loan Notes to extend the maturities of the installments of the Term Loans; and without the consent of the Lenders which are holders of the Term Loans, all the Revolving Credit Lenders may amend this Agreement and the Revolving Credit Notes to extend the Revolving Credit Termination Date; and

                  (e) no such waiver, and no such amendment, supplement or modification shall amend, modify or waive the Section 4.4 Lenders' ability to act pursuant to subsection 4.4(b)(i), (ii), (iii) or (iv) without the written consent of the Section 4.4 Lenders.

Any such waiver and any such amendment, supplement or modification described in this subsection 11.1 shall apply equally to each of the Lenders and shall be binding upon each Credit Party and its Subsidiaries, the Lenders, the Administrative Agent and Issuing Lender and all future holders of the Notes and the Loans. Any extension of a Letter of Credit by the Issuing Lender shall be treated hereunder as a new Letter of Credit. In the case of any waiver, the Credit Parties, the Lenders, the Administrative Agent and Issuing Lender shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex, if one is listed), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Company and the Administrative Agent and as set forth in Schedule I in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Company:               CSK Auto, Inc.
                                    645 E. Missouri Avenue
                                    Suite 400
                                    Phoenix, Arizona  85012
                                    Attention:  Treasurer

                                                                  EXECUTION COPY

                                    Telecopy:  (602) 234-1713

         With a copy to:            Gibson, Dunn & Crutcher LLP
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention: Janet Vance, Esq.
                                    Telecopy: (212) 351-4035

         The Administrative Agent:  The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, New York 10017
                                    Attention: Neil R. Boylan
                                    Telecopy: (212) 972-0009

         With a copy to:            The Chase Manhattan Bank Loan and
                                    Agency Services
                                    1 Chase Manhattan Plaza
                                    8th Floor
                                    New York, New York  10081
                                    Attention:  Ann Bowles
                                    Telecopy:  (212) 552-7500

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsections 3.4, 3.5, 4.1, 4.2, 4.3 and 4.4 shall not be effective until received and provided that the failure to provide the copies of notices to the Company provided for in this subsection 11.2 shall not result in any liability to the Administrative Agent.

         11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Letters of Credit and the Notes.

         11.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse each of the Administrative Agent, the Syndication Agent and the Lead Arrangers for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Credit Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent,
(b) to pay or reimburse the Administrative Agent, the Syndication Agent and each Lender for all their costs and expenses incurred in connection with, and to pay, indemnify, and hold each of them harmless from and against
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any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any Credit Document and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent, the Syndication Agent and each Lender incurred in connection with the foregoing and in connection with advising each of them with respect to its rights and responsibilities under this Agreement and the documentation relating thereto, (c) to pay, indemnify, and to hold the Administrative Agent, the Syndication Agent and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (other than withholding taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other documents, and (d) to pay, indemnify and hold the Administrative Agent, the Syndication Agent, each Lead Arranger and each Lender and their respective Affiliates, officers, directors, trustees, employees or agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Administrative Agent, the Syndication Agent, such Lead Arranger, such Lender or such Affiliates, officers, directors, trustees, employees, and agents (x) arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Credit Documents, the proceeds of the Loans or the Permanent Subordinated Debt and the transactions contemplated by or in respect of such use of proceeds, or any of the other transactions contemplated hereby, whether or not the Company, the Administrative Agent, the Syndication Agent, any Lead Arranger or any of the Lenders or such Affiliates, officers or directors is a party thereto, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries, or (y) without limiting the generality of the foregoing, by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payments under, Letters of Credit (it being agreed that nothing in this subsection 11.5(d)(y) is intended to limit the Company's obligations pursuant to subsection 3.8) (all the foregoing, collectively, the "indemnified liabilities"), provided that the Company shall have no obligation hereunder with respect to indemnified liabilities of the Administrative Agent, the Syndication Agent, any Lead Arranger or any Lender or any of their respective Affiliates, officers and directors arising from (i) the gross negligence or willful misconduct of the Administrative Agent, the Syndication Agent, such Lead
Arranger or such Lender or their respective directors or officers or (ii) legal proceedings commenced against the Administrative Agent, the Syndication Agent, any Lead Arranger or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against the Administrative Agent, the Syndication Agent, any Lead Arranger or any such Lender by any Transferee (as defined in subsection 11.6(f)). The agreements in this subsection 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         11.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders and the Agents, all future holders of the Notes and the Loans, and their respective successors and assigns, except that the

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Company may not assign or transfer any of its rights or obligations under this
Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any participating interest in the Letters of Credit of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement and the other Credit Documents to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and Holdings, the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 11.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 3.10, 4.11 and 4.12 with respect to its participation in the Letters of Credit and in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that the participation agreement pursuant to which any Participant acquires its participating interest (or any other document) may afford voting rights to such Participant, or any right to instruct such Lender with respect to voting hereunder, only with respect to matters requiring the consent of either all of the Lenders hereunder or all of the Lenders holding the relevant Term Loans or Revolving Credit Commitments subject to such participation.

         (c) Subject to paragraph (g) of this subsection 11.6, any Lender may, in the ordinary course of its commercial banking, lending or other business and in accordance with applicable law, (i) at any time and from time to time assign all or any part of its rights and obligations under this Agreement and the Notes to any Lender or any Affiliate thereof, provided that, in the event of a sale of less than all of such rights and obligations, such assigning Lender after any such sale to any other Lender or any Affiliate of such Lender shall retain Commitments and/or Loans and/or L/C Participating Interests aggregating at least $3,000,000 (or such lesser amount as the Administrative Agent may determine), and, (ii) with the consent of the Company and the Administrative Agent (which in each case shall not be unreasonably withheld or delayed) at any time and from time to time assign to one or more additional banks, mutual funds or financial institutions or entities (each, an "Assignee"), all or any part of its rights and obligations under this Agreement and the Notes, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Company and the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); provided that, unless otherwise consented to by the Company and

                                                                  EXECUTION COPY

the Administrative Agent, (A) each such sale pursuant to clause (ii) of this subsection 11.6(c) shall be in a principal amount of $3,000,000 or more unless the Assigning Lender is transferring all of its rights and obligations and (B) in the event of a sale of less than all of such rights and obligations, such Lender after any such sale shall retain Commitments and/or Loans and/or L/C Participating Interests aggregating at least $3,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment, if any, as set forth therein, and (y) the assigning Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of a Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto, except that it shall remain entitled to the benefit of all indemnities and other provisions stated to survive the termination hereof).

         (d) The Administrative Agent, which for purposes of this subsection 11.6(d) only shall be deemed the agent of the Company, shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Company and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $2,500 if the Assignee is not a Lender prior to the execution of such supplement and $1,000 otherwise, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company. On or prior to such effective date, the Company at its own expense, shall execute and deliver to the Administrative Agent (in exchange for any or all of the Term Loan Notes, or Revolving Credit Notes of the assigning Lender, if any) new Term Loan Notes, or Revolving Credit Notes, as the case may be, to the order of such Assignee (if requested by such Assignee) in an amount equal to the Revolving Credit Commitment or the Term Loans, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or any Term Loans hereunder, new Term Loan Notes, or Revolving Credit Notes, as the case may be, to the order of the assigning Lender in an amount equal to the Commitment or such Term Loans, as the case may be, retained by it hereunder (if requested). Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

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         (f) The Lenders agree that they will use reasonable efforts to protect the confidentiality of any confidential information concerning Holdings, the Company and its Subsidiaries and Affiliates. Notwithstanding the foregoing, the Company authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee or to any Person who is required to approve, structure or administer the Loans on behalf of a Lender any and all information in such Lender's possession concerning Holdings, the Company and its Subsidiaries which has been delivered to such Lender by or on behalf of Holdings or the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of Holdings, or the Company in connection with such Lender's credit evaluation of Holdings, the Company and its Subsidiaries and Affiliates prior to becoming a party to this Agreement; provided that each Lender shall cause its respective prospective Transferees and such other Persons to agree in writing to protect the confidentiality of any confidential information concerning Holdings, the Company and its Subsidiaries.

         (g) If, pursuant to this subsection 11.6, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer either (1) in the case of a Transferee that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans or L/C Participating Interests, (ii) to furnish to the transferor Lender (and, in the case of any Transferee registered in the Register, the Administrative Agent and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Company) to provide the transferor Lender (and, in the case of any Transferee registered in the Register, the Administrative Agent and the Company) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption or (2) in the case of any Transferee that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (ii) to furnish to the transferor Lender (and, in the case of any Transferee registered in the Register, to the Company), with a copy to the Administrative Agent, (A) a Subsection 4.11(d)(2) Certificate and (B) two (2) accurate and complete original signed copies of Internal Revenue Service form W-8, certifying to such Transferee's legal entitlement on the date of the effectiveness of such transfer to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to all payments to be made under this Agreement, and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Company), to the extent legally entitled to do so, upon reasonable request by the transferor Lender (or, in the case of any Transferee registered in the Register, the Administrative Agent or the Company), to provide to the transferor Lender, the Administrative Agent and the Company such other forms as may be required in order to establish the legal entitlement of such Transferee to an exemption from withholding tax with respect to payments under this Agreement.

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         (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         11.7 Adjustments; Setoff. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of any of its Loans or L/C Participating Interests, as the case may be, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of
Section 9, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans or L/C Participating Interests, as the case may be, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans or L/C Participating Interests, as the case may be, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Lender so purchasing a portion of another Lender's Loans and/or L/C Participating Interests may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. The Administrative Agent shall promptly give the Company notice of any set-off, provided that the failure to give such notice shall not affect the validity of such set-off.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the filing of a petition under any of the provisions of the federal bankruptcy code or amendments thereto, by or against; the making of an assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of, or of any substantial portion of the property of; the issuance of any execution against any substantial portion of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any substantial portion of the property of; or the issuance of a warrant of attachment against any substantial portion of the property of; the Company to set-off and apply against any indebtedness, whether matured or unmatured, of the Company to such Lender, any amount owing from such Lender to the Company, at or at any time after, the happening of any of the above mentioned events, and as security for such indebtedness, the Company hereby grants to each Lender a continuing security interest in any and all deposits, accounts or moneys of the Company then or thereafter maintained with such Lender, subject in each case to subsection 11.7(a) of this Agreement. The aforesaid right of set-off may be exercised by such Lender against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or
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application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent. This Agreement shall become effective with respect to the Company, the Administrative Agent and the Lenders when the Administrative Agent shall have received copies of this Agreement executed by the Company and the Lenders, or, in the case of any Lender, shall have received telephonic confirmation from such Lender stating that such Lender has executed counterparts of this Agreement or the signature pages hereto and sent the same to the Administrative Agent.

         11.9 Governing Law; No Third Party Rights. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as set forth in subsection 11.6, no other Persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

         11.10 Submission to Jurisdiction; Waivers. (a) Each party to this Agreement hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         (b) Each party hereto unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (a) above and any counterclaim therein.
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         11.11  Releases. The Administrative Agent and the Lenders agree to cooperate with the Company and its Subsidiaries with respect to any sale or other disposition permitted by subsection 8.5 and promptly take such action and execute and deliver such instruments and documents necessary to release the liens and security interests created by the Security Documents relating to any of the assets or property affected by any such sale permitted by subsection 8.5 including, without limitation, any Uniform Commercial Code amendment, release or termination or partial release or termination statements.

         11.12 Interest. Each provision in this Agreement and each other Credit Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Credit Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Credit Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate permitted by applicable law (the "Highest Lawful Rate"), and all amounts owed under this Agreement and each other Credit Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Credit Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other Credit Document to the contrary, if the maturity of the Loans or the obligations in respect of the other Credit Documents are accelerated for any reason, or in the event of any prepayment of all or any portion of the Loans or the obligations in respect of the other Credit Documents by the Company or in any other event, earned interest on the Loans and such other obligations of the Company may never exceed the Highest Lawful Rate, and any unearned interest otherwise payable on the Loans or the obligations in respect of the other Credit Documents that is in excess of the Highest Lawful Rate shall be canceled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the holder of the Loans or such other obligations, be either refunded to the Company or credited on the principal of the Loans. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Lenders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

         11.13 Special Indemnification. Notwithstanding any provision in this Agreement to the contrary, (A) each Lender, or Transferee of any Lender pursuant to subsection 11.6(g) of this Agreement, shall indemnify the Company and the Agents, and hold each of them harmless against any and all payments, expenses or taxes which the Company or the Agents may become subject to or obligated to pay if and to the extent that, (i) on the Closing Date or the effective date of transfer, as the case may be, such Lender, or such Transferee of a Lender pursuant to subsection 11.6(g) of this Agreement, (a) makes the representation and covenants set forth in subsection 4.11(d)(2) of this Agreement, or, in the case of a Transferee, pursuant to subsection 11.6(g)(2) of this Agreement and the Assignment and Acceptance and (b) is not in fact also qualified to make the representation and covenants set forth in subsection 4.11(d)(1) of this Agreement or, in the case of a Transferee, pursuant to subsection 11.6(g)(1) of this Agreement and the Assignment and Acceptance and (ii) as a result of any Change in Law or compliance by such Lender, or Transferee, with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority the Company or the Agents are required to make any additional payments on account of

                                                                  EXECUTION COPY

U.S. withholding taxes and amounts related thereto with respect to any payments under this Agreement, any Note, or a Eurodollar Loan, made prior to such Change in Law or request or directive, none of which payments would have been required if such Lender, or Transferee, was qualified on the Closing Date or the date of the transfer, as the case may be, to make the representation and covenants set forth in subsection 4.11(d)(1) of this Agreement or pursuant to subsection 11.6(g)(1) of this Agreement and the Assignment and Acceptance, as the case may be, and (B) each Lender, or Transferee, agrees that to the extent any amount payable by such Lender or Transferee pursuant to this subsection 11.13 remains unpaid on any Interest Payment Date or the date on which any prepayment is made, the Company shall have the right to set-off against any payment due to such Lender or Transferee on such date any amounts owing to the Company pursuant to this subsection 11.13.

         11.14 Permitted Payments and Transactions. Notwithstanding any provision to the contrary contained in this Agreement, the Company and its Subsidiaries shall be permitted to pay fees and expenses pursuant to or in respect of, the following agreements, and, in the case of clauses (a) and (d) below, to engage in the following transactions: (a) (i) the Real Estate Financing Agreement, (ii) the Asset Purchase Agreement between the Company and Big Wheel, dated as of May 17, 1999, and (iii) the Stock Purchase Agreement; (b) agreements with any Person or Persons providing for the payment of customary fees in connection with serving as a director of the Company or any Subsidiary of the Company; (c) agreements providing for the payment of commercially reasonable fees in connection with any permitted financing, refinancing, sale, transfer, sale and leaseback or other permitted disposition of any stock or assets of the Company or its Subsidiaries; (d) the borrowing of any Indebtedness to the extent, and upon the terms and conditions, the same is expressly permitted under subsection 8.1; and (e) agreements providing for commercially reasonable fees in connection with any permitted purchase or acquisition of assets by the Company or any of its Subsidiaries.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                       CSK AUTO, INC.


                                       By: /s/ Don W. Watson
                                          --------------------------------------
                                               Don W. Watson
                                       Title:  Chief Financial Officer
                                                & Treasurer



                                       THE CHASE MANHATTAN BANK,
                                          as Administrative Agent, Issuing
                                          Lender and a Lender


                                       By: /s/ Neil R. Boylan
                                          --------------------------------------
                                               Neil R. Boylan
                                       Title:  Managing Director

                                       LEHMAN COMMERCIAL PAPER, INC.
                                          as Documentation Agent




                                       By: /s/ Michele Swanson
                                          --------------------------------------
                                               Michele Swanson
                                       Title:  Authorized Signatory

                                       DLJ CAPITAL FUNDING, INCORPORATED
                                       as Syndication Agent and a Lender


                                       By: /s/ [illegible]
                                          --------------------------------------
                                       Title:

                                       LEHMAN SYNDICATED LOANS, INC.


                                       By: /s/ James Boland
                                          --------------------------------------
                                               James Boland
                                       Title:  Vice President

                                       WELLS FARGO BANK, N.A.


                                       By: /s/ Michael Real
                                          --------------------------------------
                                       Title:  Michael Real
                                               Assistant Vice President

                                       FIRST UNION NATIONAL BANK


                                       By: /s/ Robert A. [illegible]
                                          --------------------------------------
                                       Title: Vice President

                                       FIRSTSTAR BANK, N.A.


                                       By: /s/ Mark A. Whitson
                                          --------------------------------------
                                       Title:  Mark A. Whitson
                                               Vice President

                                       BANKBOSTON, N.A.


                                       By: /s/ Marie C. Duprey
                                          --------------------------------------
                                       Title: Marie C. Duprey
                                              Vice President

                                       IKB DEUTSCHE INDUSTRIEBANK AG,
                                       LUXEMBOURG BRANCH


                                       By: /s/ Maria Sissinger
                                          --------------------------------------
                                       Title:  Maria Sissinger
                                               Vice President


                                       By: /s/ Manfred Ziwey
                                          --------------------------------------
                                       Title:  Manfred Ziwey
                                               Director

                             NATIONAL BANK OF CANADA


                             By: /s/ David W. Shaw
                                --------------------------------------
                             Title: David W. Shaw, Vice President


                             By: /s/ David L. Mortensen
                                --------------------------------------
                             Title: David L. Mortensen, Assistant Vice President

                                       BANK POLSKA KASA OPIEKI S.A.
                                       GROUP PEKAO S.A.


                                       By: /s/ [illegible]
                                          --------------------------------------
                                           Title: Vice President

                                       PILGRIM PRIME RATE TRUST

                                       By: Pilgrim Investments, Inc.,
                                           as its investment manager


                                       By: /s/ Robert L. Wilson
                                          --------------------------------------
                                          Title: Robert L. Wilson
                                                 Vice President

                                       SEQUILS I, LTD

                                       by:  TCW ADVISORS, INC.
                                            AS ITS COLLATERAL MANAGER


                                       By: /s/ Mark L. Gold
                                          --------------------------------------
                                           Title: Mark L. Gold
                                                  Managing Director


                                       By: /s/ Richard F.  [illegible]
                                          --------------------------------------
                                          Title: Richard F. [illegible]
                                                 Vice President

                                       CRESCENT/MACH I PARTNERS, L.P.
                                       by: TCW Asset Management Company
                                           Its Investment Manager

                                       By: /s/  [illegible]
                                          --------------------------------------
                                          Title:  [illegible]
                                                  Vice President

                                       KZH CRESCENT LLC


                                       By: /s/ Peter Chin
                                          --------------------------------------
                                          Title: Peter Chin
                                                 Authorized Agent

                                       KZH CRESCENT-2 LLC


                                       By: /s/ Peter Chin
                                          --------------------------------------
                                          Title: Peter Chin
                                                 Authorized Agent

                                       KZH CRESCENT-3 LLC


                                       By: /s/ Peter Chin
                                          --------------------------------------
                                          Title: Peter Chin
                                                 Authorized Agent

                                       ALLIANCE INVESTMENTS LIMITED


                                       By: /s/  [illegible]
                                          --------------------------------------
                                          Title: Authorized Signatory

                                       TRANSAMERICA BUSINESS CREDIT CORP.


                                       By: /s/  [illegible]
                                          --------------------------------------
                                          Title: Senior Vice President

                                       MERRILL LYNCH PRIME RATE PORTFOLIO

                                       By:  MERRILL LYNCH ASSET MANAGEMENT, L.P.
                                             AS INVESTMENT ADVISOR

                                       By: /s/ Gilles Marchand, CFA
                                          --------------------------------------
                                          Title: Authorized Signatory

                                       MERRILL LYNCH SENIOR
                                       FLOATING RATE FUND, INC.


                                       By: /s/ Gilles Marchand, CFA
                                          --------------------------------------
                                          Title: Authorized Signatory

                                       FLEET BANK, NATIONAL ASSOCIATION


                                       By: /s/ Pauline So
                                          --------------------------------------
                                          Title: Assistant Vice President

                                       MORGAN STANLEY DEAN WITTER
                                       PRIME INCOME TRUST


                                       By: /s/ Peter Gewirtz
                                          --------------------------------------
                                          Title: Authorized Signatory

                                       VAN KAMPEN CLO II, LIMITED
                                       BY: VAN KAMPEN MANAGEMENT INC.,
                                            as Collateral Manager


                                       By: /s/  [illegible]
                                          --------------------------------------
                                          Title:

                                       VAN KAMPEN CLO I, LIMITED
                                       BY: VAN KAMPEN MANAGEMENT INC.,
                                            as Collateral Manager

                                       By: /s/  [illegible]
                                          --------------------------------------
                                       Title:

                                       SENIOR DEBT PORTFOLIO
                                       BY:  BOSTON MANAGEMENT AND RESEARCH,
                                             as Investment Advisor

                                       By: /s/ Payson F. Swaffield
                                          --------------------------------------
                                       Title:  Payson F. Swaffield
                                               Vice President

                                       INDOSUEZ CAPITAL FUNDING IV, LP
                                       By:  INDOSUEZ CAPITAL,
                                             as Portfolio Advisor


                                       By:  /s/ [Illegible]
                                          --------------------------------------
                                       Title: Vice President

                                       ML CLO XII PILGRIM AMERICA (CAYMAN) LTD.
                                       By: Pilgrim Investments, Inc.,
                                           as its investment manager

                                       By:  /s/ Robert L. Wilson
                                          --------------------------------------
                                       Title:  Robert L. Wilson
                                               Vice President

                                       SEQUILS-PILGRIM I LTD.
                                       By: Pilgrim Investments, Inc.,
                                           as its investment manager

                                       By:   /s/ Robert L. Wilson
                                          --------------------------------------
                                       Title: Robert L. Wilson
                                              Vice President

                                       STANFIELD CLO, LTD.
                                       By: STANFIELD CAPITAL PARTNERS LLC,
                                            as its Collateral Manager


                                       By:   /s/ Christopher E. Jansen
                                          --------------------------------------
                                       Title:  Christopher E. Jansen
                                               Managing Partner

                                       STRATA FUNDING, LTD.


                                       By: /s/ David Dyer
                                          --------------------------------------
                                       Title:  David Dyer
                                               Director

                                       GENERAL MOTORS WELFARE BENEFITS TRUST
                                       BY:  STATE STREET BANK AND TRUST COMPANY
                                            AS TRUSTEE FOR GENERAL MOTORS
                                            WELFARE BENEFITS TRUST

                                       By: /s/ Diane McGillicuddy
                                          --------------------------------------
                                       Title: Assistant Vice President

                                       GENERAL MOTORS EMPLOYEES GLOBAL
                                       GROUP PENSION TRUST
                                       BY:  STATE STREET BANK AND TRUST COMPANY
                                            AS TRUSTEE FOR GENERAL MOTORS
                                            EMPLOYEES GLOBAL GROUP PENSION TRUST

                                       By: /s/ Diane McGillicuddy
                                          --------------------------------------
                                       Title: Assistant Vice President

                                       ERSTE BANK


                                       By: /s/ John Fay
                                          --------------------------------------
                                       Title: John Fay
                                              Assistant Vice President
                                              Erste Bank New York Branch



                                       By: /s/ John S. Runnion
                                          --------------------------------------
                                        Title: John S. Runnion
                                               First Vice President

                                       MITSUBISHI TRUST & BANKING CORPORATION


                                       By: /s/ Toshihiro Hayashi
                                          --------------------------------------
                                       Title: Toshihiro Hayashi
                                              Senior Vice President

                                       GENERAL ELECTRIC CAPITAL CORPORATION


                                       By: /s/ Robert M. Kadlick
                                          --------------------------------------
                                       Title: Robert M. Kadlick
                                              Duly Authorized Signatory

                                       BANK ONE, NA
                                       (MAIN OFFICE CHICAGO)


                                       By: /s/ Debora K. Oberling
                                          --------------------------------------
                                       Title: Vice President

                                       THE INDUSTRIAL BANK OF JAPAN LIMITED


                                       By: /s/ V. Timiraos
                                          --------------------------------------
                                       Title: Vicente L. Timiraos
                                              SVP & SDGM

                                       THE SUMITOMO TRUST & BANKING CO., LTD.,
                                       NEW YORK BRANCH


                                       By: /s/ Suraj P. Shatia
                                          --------------------------------------
                                       Title: Senior Vice President
                                              Suraj P. Shatia

                                       HIGHLAND LEGACY LIMITED
                                       By:  HIGHLAND CAPITAL MANAGEMENT, L.P.,
                                              as Collateral Manager


                                       By: /s/ Mark K. Okada
                                          --------------------------------------
                                       Title: Mark K. Okada CFA
                                              Executive Vice President
                                              Highland Capital Management L.P.

                                       LONGLANE MASTER TRUST IV
                                       By:  BANKBOSTON, N.A.,
                                              as Trust Administrator


                                       By: /s/ Renee A. Ross
                                          --------------------------------------
                                       Title: Renee A. Ross
                                              Managing Director
                                              Credit Derivatives

                                       SYNDICATED LOAN FUNDING TRUST
                                       BY:  LEHMAN COMMERCIAL PAPER INC.,
                                       NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY
                                       AS ASSET MANAGER


                                       By:    /s/ Michele Swanson
                                          --------------------------------------
                                                  Michele Swanson
                                       Title:     Authorized Signatory